APPRAISAL REPORT

                                       OF

                       GREENBRIER STATION SHOPPING CENTER
                               GOLDEN SPRINGS ROAD
                                ANNISTON, ALABAMA

                                   (B97-134B)

                                       FOR

                                MR. LARRY MILLER
                             MERRILL LYNCH & COMPANY
                       WORLD FINANCIAL CENTER-NORTH TOWER
                               NEW YORK, NY 10281

                                      AS OF

                                 AUGUST 7, 1997

                                       BY

                              DAVID P. MULLINS, MAI
                            H. J. PORTER & ASSOCIATES
                              14 OFFICE PARK CIRCLE
                                    SUITE 230
                            BIRMINGHAM, ALABAMA 35223
                                 (205) 871-3600


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                            H.J. Porter & Associates
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                                     [LOGO]
                      [H.J. Porter & Associates - Letterhead]

                                 August 13, 1997

Mr. Larry Miller
Merrill Lynch & Company
World Financial Center - North Tower
New York, NY 10281

                    Re:  Greenbrier Station Shopping Center
                         Golden Springs Road
                         Anniston, Alabama


Dear Mr. Miller:

At your request, I have inspected and appraised the referenced property. The purpose of the appraisal was to estimate the market value of the leased fee interest in the subject property, one of fifteen shopping centers to be included in a portfolio of retail shopping centers that will be cross collateralized, under single management, and subject to stringent release provisions. AS SUCH, THE ESTIMATED VALUE OF THE SUBJECT PROPERTY IS SUBJECT TO THE ABOVE CONDITIONS.

This complete appraisal, communicated in a self contained narrative report, has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (USPAP) as amended by the Comptroller of the Currency.

Based upon my investigation into the subject property, and its current economic environment, I am of the opinion that the market value of the leased fee interest in the subject property, as of August 7, 1997, is:

                   FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS
                   ------------------------------------------
                                  ($5,500,000)

Please note that this report is subject to the contingent and limiting conditions as found in the addendum. It should be noted that my employment was not conditional upon my producing a specific value with a given range. Future employment prospects with Merrill Lynch are not dependent upon my producing a specified value. Also, neither payment of my fee, nor my employment is/was based upon whether a loan application is approved or disapproved. I appreciate the opportunity to be of service to you in this matter.

      123 N. College St., Ste. 100 o P.O. Box 28 o Auburn, Alabama 36830 o
                        (334)826-8682 o Fax (334)826-3827
 14 Office Park Circle, Suite 230 o Birmingham, Alabama 35223 o (205)871-3600 o
                                Fax (205)879-3762
418 Scott Street o Montgomery, Alabama 36104 o (334)262-8331 o Fax (334)262-8325

                  Real Estate Research, Appraisal & Counseling

Mr. Miller
August 13, 1997
page 2

The attached report is submitted in support of these conclusions.


                                        Yours very truly,


                                        /s/  David P. Mullins
                                        --------------------------------
                                        David P. Mullins, MAI
                                        Certified General Real
                                        Property Appraiser
                                        Alabama Certificate #G8



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                            H.J. Porter & Associates
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                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

PROPERTY IDENTIFICATION:      Greenbrier Station Shopping Center
                              Golden Springs Road
                              Anniston, Alabama

HIGHEST AND BEST USE
AS VACANT AND AS IS:          Neighborhood Shopping Center

DATE OF VALUE:                August 7, 1997

DATE OF REPORT:               August 13, 1997

SITE DATA:                    7.69 Acres

BUILDING DATA:                66,432 Sq. Ft. - GBA
                              62,840 Sq. Ft. - NLA divided as:

                              44,000 Sq. Ft. Winn Dixie
                               9,240 Sq. Ft. Drugs for Less
                               9,600 Sq. Ft. Shop Space

ESTIMATED LAND VALUE
AS OF AUGUST 7, 1997:         $590,000


VALUE INDICATIONS:            $5,190,000  Cost Approach
                              $5,500,000  Income Approach
                              $5,200,000  Market Approach

MARKET VALUE:                 $5,500,000

                                                        H.J. Porter & Associates
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                                TABLE OF CONTENTS

Intended Use of Appraisal .............................................    1
Environmental Considerations ..........................................    1
Scope of the Assignment ...............................................    1
Date of Value Estimate ................................................    2
Type Appraisal/Type Report ............................................    2
Exposure Time .........................................................    2
Property Ownership ....................................................    2
Property Location .....................................................    3
Zoning/Public Utilities ...............................................    3
Legal Description/Land Size ...........................................    3
Ad Valorem Tax Analysis ...............................................    4
Purpose of Appraisal/Definition of Value ..............................    6
Rights Appraised ......................................................    5
Area Analysis - Anniston, Alabama .....................................    7
Neighborhood Analysis .................................................   13
Site Analysis .........................................................   16
Description of Subject Improvements ...................................   17
Highest and Best Use ..................................................   18
The Appraisal Process .................................................   20
Land Value - Direct Comparison ........................................   23
Cost Approach to Value ................................................   29
Income Approach to Value ..............................................   32
Market Approach .......................................................   50
Reconciliation and Final Value Estimate ...............................   62
Certification .........................................................   63

     EXHIBITS
     Location Map ..........................................   Facing Page 3
     Survey ................................................   Facing Page 4
     State Map .............................................   Facing Page 7
     Site Plan .............................................  Facing Page 16
     Subject Photographs....................................  Facing Page 17
     Land Sales Map ........................................  Facing Page 23
     Rental Location Map ...................................  Facing Page 32
     Improved Sales Map ....................................  Facing Page 50

     REAR EXHIBITS
     Engagement Letter
     Lease Synopses
     Assumptions and Limiting Conditions
     Appraiser's Qualifications
     Appraiser's Certificate


                                                       H. J. Porter & Associates
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INTENDED USE OF APPRAISAL                                                      1

This appraisal has been requested to function as a basis for loan underwriting purposes in conjunction with a mortgage loan to be placed upon the subject property, and for use in the securitization of the mortgage. Accordingly, this appraisal may be provided by Merrill Lynch & Company to potential investors in a securitization or other sale of the mortgage loan. The appraisal is undertaken without departure in accordance with USPAP as promulgated by the Appraisal Foundation and as amended by the Comptroller of Currency.

ENVIRONMENTAL CONSIDERATIONS

According to a Phase I Environmental Site Assessment conducted by Hazclean Environmental Consultants, Inc., 10 Old Montgomery Highway, Suite 200, Birmingham, Alabama, there are no significant environmental liabilities at the subject site. This valuation is made subject to there being no contamination or a-typical soil conditions.

SCOPE OF THE ASSIGNMENT

The subject property, a neighborhood shopping center, is one of fifteen shopping centers to be included in a portfolio of retail properties which will be cross collateralized, under single management, and subject to stringent release provisions.

The scope of the assignment includes undertaking the three recognized approaches to value with consideration given to the current status of the retail market in the Anniston area. In the Cost Approach local Realtors(R) and Appraisers were contacted and a search of public records was made to locate comparable land sales. A detailed inspection of the property was made on August 7, 1997. Construction detail was taken from inspection notes, and from the Site Plan titled Winn-Dixie Marketplace, Anniston, Alabama, dated 9/12/95. The Site Plan was prepared by South & Associates, Inc. 601 Vestavia Parkway, Suite 100, Birmingham, Alabama. Cost calculations were taken from the Marshall Valuation Service, a recognized national cost service indexed to the Birmingham market.

In the Income Approach to Value, a survey of local retail market conditions was made by interviews with local leasing and management agents to determine if the contract rents for the local tenant shop space was competitive and market oriented. Expense comparables were studied to estimate appropriate expense deductions. The resulting net operating income was capitalized into a value estimate with an overall capitalization rate. The comparable improved sales found in the Market Approach sold on direct capitalization of stabilized net operating income rather than discounted cash flow analysis. The overall capitalization rate was derived from market sales, built-up rates using current market rates for debt and equity and from published investor surveys.


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SCOPE OF THE ASSIGNMENT - (CONTINUED)                                          2

Local Realtors(R), Appraisers and mortgage lenders were interviewed to locate sales of comparably improved properties. The sales located were compared to the subject with adjustments made for items of difference. The three approaches to value were reconciled to provide a value estimate of the property.

DATE OF VALUE ESTIMATE

The value estimate predicated in this report is made effective as of August 7, 1997, being the date of the most recent on-site inspection of the subject property. The data utilized in preparing this appraisal was researched, gathered and/or updated during the period August 7, 1997 to August 11, 1997. The Date of Report is made effective as of the date of the transmittal letter.

TYPE APPRAISAL/TYPE REPORT

In accordance with the Uniform Standard of Profession Appraisal Practice, the appraiser has performed a "Complete" appraisal according to Standard Rule 1 and communicated the results to the client in a "Self-contained Appraisal Report" in accordance with Standard Rule 2-2a.

EXPOSURE TIME

The exposure time for the subject property, to obtain the values communicated herein, is estimated to have been within one year or less. This exposure period assumes competent sales and marketing efforts, the property is maintained in a marketable condition, and that the property is sold for "market value" as defined herein. The estimated exposure period is based upon the marketing period for the Comparable Improved Sales found in the Market Approach.

PROPERTY OWNERSHIP

The subject property is under the ownership of:

                          Golden Springs Partners, Ltd.
                         An Alabama Limited Partnership
                          1900 Church Street, Suite 500
                               Nashville, TN 37203

The property was part of a larger vacant tract of land acquired from Charles S. Doster, Hoyt W. Howell, Jr., and William M. Wakefield on September 30, 1995, and recorded in the Calhoun County Probate Office in Deed Book 1953, Page 1. The reported acquisition price was $650,000.


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                               [GRAPHICS OMITTED]

                                  Location Map

PROPERTY LOCATION                                                              3

The subject property is located in the Golden Springs area of Anniston, Alabama on the southwest corner of Golden Springs Road and Greenbrier Road approximately
2.5 miles southeast of Anniston's Central Business District. It is located by street address as:

                       Greenbrier Station Shopping Center
                               Golden Springs Road
                                Anniston, Alabama

ZONING/PUBLIC UTILITIES

The subject property is located in the City of Anniston and falls under that city's zoning regulations. The current zoning of the subject site is NSC, Neighborhood Shopping Center, which allows shopping center use as is currently on the site. General requirements for this zoning classification call for a minimum lot size of three acres for a neighborhood shopping center, minimum setback requirements are ten feet to the right-of-way of any existing street or alley, and maximum building height of 35 feet. Parking requirements designate a minimum of 2.5 parking spaces per 1000 feet of net occupied building area. The subject's improvements and current use complies with the zoning regulations.

The subject has all public utilities available to it, including electric, gas, water, sewage and telephone. The City of Anniston provides water and sewer and electric power is provided by Alabama Power. Public services such as police and fire protection are amply provided for by the City of Anniston.

LEGAL DESCRIPTION/LAND SIZE

Based on information supplied to the appraisers from Terry Templeton with Newton, Oldacre, McDonald, project developers, the subject property is legally described as:

          As a starting point, start at the Northwest corner of said
          Section 22; thence South 00(degree)00'18" West for a distance of 79.39 feet to a point, said point being on the South right-of-way of Greenbrier Drive; thence South 89(degree)52`34" East and along the South right-of-way line of said Greenbrier Drive for a distance of 1,993.55 feet to a point; thence South 89(degree)44`56" East, continue along the South boundary of Greenbrier Drive for a distance of
          296.71 feet to the POINT OF BEGINNING of the parcel herein described; thence continue South 89(degree)44`45" East and along the South boundary of Greenbrier Drive for a distance of 40.20 feet to a point; thence South 00(degree)03'47" East for a distance of 174.73 feet to a point; thence North 89(degree)56'13" East for a distance of 249.92 feet to a point on the West boundary of Golden Springs Road; thence South 00(degree)03'47" East and along the West boundary of Golden Springs Road for a distance of 411.37 feet to a point; thence South 44(degree)56'13" West for a distance of
          246.97 feet to a point; thence South 89(degree)56'13" West for a distance of 413.26 feet to a point on the East boundary of Greenbrier Industrial Park; thence North 00(degree)02'22" East and along the East boundary of Greenbrier Industrial Park for a distance


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                               [GRAPHICS OMITTED]

                      [MAP OF GREENBRIER INDUSTRIAL PARK]
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LEGAL DESCRIPTION/LAND SIZE - (CONTINUED)                                      4

          of 31.51 feet to a point; thence North 00(degree)01'56" East and along said East boundary of Greenbrier Industrial Park for a distance of 329.63 feet to a point; thence North 00 (degree)00'13" East and along the East boundary of said Greenbrier Industrial Park for a distance of 224.86 feet to a point; thence North 89(degree)56'13" East for a distance of 274.11 feet to a point; thence North 44(degree)56'13" East for a distance of 45.25 feet to a point; thence North 00(degree)03'47" West for a distance of 133.76 feet to a point; thence North 45(degree)03'47" West for a distance of
          13.01 feet to the POINT OF BEGINNING. Said parcel containing
          7.69 acres.

As indicated by the copy of the survey on facing page, the site is irregular shaped and contains 411.37 feet of frontage on Golden Springs Road, and the average depth is 564 feet.

As indicated previously, the subject property is one of fifteen shopping center to be included in a portfolio of retail properties which will be cross collateralized, under single management, and subject to stringent release provisions. The other shopping centers, included in the portfolio, are listed as follows:

       ===================================================================
         59 West Shopping Center                   Bessemer, AL

         Clanton Marketplace                       Clanton, AL

         Betts Crossing Shopping Center            Opelika, AL

         Opp Marketplace                           Opp, AL

         Russell Crossing Shopping Center          Phenix City, AL

         29 North Shopping Center                  Cantonment, FL

         Nine Mile Plaza Shopping Center           Pensacola, FL

         Parker Shopping Center                    Parker, FL

         The "Y" Shopping Center                   Panama City Beach, FL

         Mandeville Marketplace                    Mandeville, LA

         Brownsville Place Shopping Center         Brownsville, TN

         Chicot Crossing Shopping Center           Pascagoula, MS

         Delchamps Plaza                           Long Beach, MS

         One Main Place                            Moss Point, MS
       ===================================================================

AD VALOREM TAX ANALYSIS

The subject parcel is under the taxing authority of the Calhoun County Tax Assessor's Office and is found on the tax rolls as:

Assessed to:        Golden Springs Partners, Ltd.
                    P.O. Box 176
                    Prattville, AL 36067

Parcel I.D. #:      11-21-5-22-0-003-001.026


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AD VALOREM TAX ANALYSIS - (CONTINUED)                                          5

Value:         Land:               $214,500
               Improvements:              0
                                   --------
               Total:              $214,500

Annual Tax:    $2,080.65

Due to the subject's recent completion, ad valorem tax values reflect land only. In order to estimate the subject's stabilized taxes, three shopping centers were analyzed on the basis of appraised value per square foot. The Calhoun County Tax Assessor appraises all properties in the county and applies the millage rate of the municipality where the property is located to the assessed value. The tax rate in the City of Anniston, Calhoun County for commercial property is $4.85 per $100 of assessed value with an assessment ratio of 20% of appraised value.

The comparable properties used to estimate the subject's appraised value are illustrated in the following table.

================================================================================
AD VALOREM TAX ANALYSIS
================================================================================
Comparable Name         Yr. Blt.      Size - SF       App. Value       Value/SF

Greenbrier S.C.           1989         50,800         $1,885,350        $37.11

Coldwater Creek           1989         51,850         $1,890,470        $36.46

Saks Plaza                1989         58,325         $2,052,200        $35.19
================================================================================

The Tax Assessor's appraised value per square for the three comparables range from $35.19 to $37.11. As indicated in the table above, all three comparables are older than the subject. Comparable 1 is most similar to the subject in terms of location. Based on these comparables, the Tax Assessor's appraised value for the subject property is estimated to be $39.00 per square foot. From this estimate of value, the subject's taxes are calculated in the following table which shows the division of taxes between Winn Dixie and the remainder of the shopping center.

================================================================================
SUBJECT'S ESTIMATED TAX
================================================================================
                                    Total        Winn Dixie       Remainder

Building Area                      62,840            44,000          18,840
Estimated Value Per SF             $39.00            $39.00          $39.00
                               ----------        ----------        --------
Total Estimated Value          $2,450,760        $1,716,000        $734,760
Assessment Ratio                      20%               20%             20%
                                      --                --              --
Assessed Value                   $490,152          $343,200        $146,952
Milage Rate                        0.0485            0.0485          0.0485
                               ----------        ----------        --------
Estimated Tax                     $23,772           $16,645          $7,127
Tax Per Sq. Ft.                     $0.38             $0.38           $0.38
================================================================================


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                                                                               6

PURPOSE OF APPRAISAL/DEFINITION OF VALUE

This appraisal is made for the purpose of estimating the market value of the leased fee interest in the subject property. Market Value is defined by the Appraisal Standards Board of the Appraisal Foundation in the Uniform Standards of Professional Appraisal Practice as:

          The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1.   Buyer and seller are typically motivated;

     2. Both parties are well informed or well advised, and acting in what they consider their own best interest;

     3.   A reasonable time is allowed for exposure in the open market;

     4. Payment is made in terms of cash in U.S. Dollars or in terms of financial arrangements comparable thereto; and

     5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

RIGHTS APPRAISED

The ownership interest in the subject property appraised is the "Leased Fee Estate." The Dictionary of Real Estate Appraisal, 3rd Edition, Page 204, defines Leased Fee Estate as, "an ownership interest held by a Landlord with the right of use and occupancy conveyed by lease to others. The rights of lessor "the leased fee owner" and the leased fee are specified by contract terms contained within the lease." A Lease Synopsis for each of the subject's tenant leases is found in the Addendum.


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                                                                               7

AREA ANALYSIS - ANNISTON, ALABAMA

The subject's geographical location is within the City of Anniston, Calhoun County Alabama. The four basic factors which should be considered in analyzing an area are: (1) Physical-Location factors; (2) Economic-Financial factors; (3) Political-Government factors; and (4) Sociological factors. Each of the factors is briefly analyzed.

PHYSICAL-LOCATION FACTORS

The City of Anniston is located in south central Calhoun County. Calhoun County is in the northeastern corner of Alabama. Distance to other major metropolitan areas are illustrated in the table below.

               Atlanta, GA             East    90 miles
               Birmingham, AL          West    69 miles
               Chattanooga, TN         North  111 miles
               Mobile, AL              South  278 miles
               Montgomery, AL          South  111 miles

Anniston is the county seat for Calhoun County, and is the area trade center. Located at the end of the Appalachian plateau, the topography in the area ranges from nearly level to gently rolling. Ranging in altitude from 710 feet to 1,310 feet above sea level, the climate is temperate, with a mean temperature in July of 80.3 degrees, and a mean temperature in January of 40.6 degrees. Average annual rainfall is 53 inches.

The area is well located in regard to distribution with easy access to major markets via-Interstate Highway 20 which runs easterly to Atlanta and westerly to Birmingham. Interstate 59 is located approximately thirty miles to the north and can be accessed by US Highway 431, a four lane divided highway. There are 21 motor freight terminals, and two rail lines serving the area. AMTRAK passenger service is also available twice daily. Birmingport, on the Tenn/Tom waterway, is approximately seventy-five miles west via Interstate 20, giving access to the Alabama State Docks at Mobile, Alabama. The Anniston Municipal airport has a 7000 foot pave and lighted runway, and provides access to private and commuter flights.


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                               [GRAPHICS OMITTED]

                   [COUNTY-TOWN MAP OF THE STATE OF ALABAMA]
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AREA ANALYSIS - ANNISTON, ALABAMA (CONTINUED)                                  8

ECONOMIC-FINANCIAL FACTORS

Calhoun County's population increased sporadically from 1970 to 1980. From 1980 to 1990, the county's population decreased 4% from 119,761 to 116,034. Based on the 1990 Census, the populations of the major cities in Calhoun County are listed in the following table.

               =============================================
                            POPULATION - 1990 Census
               =============================================
                    Anniston                 26,623

                    Jacksonville             10,283

                    Oxford                    9,362

                    Piedmont                  5,544

                    Weaver                    2,715
               =============================================

The primary reason for the decline in the county's population was the initial announcement in 1985 of the potential closing of Ft. McClellan which resulted from the Federal Government's Military Base Closure and Realignment Program. The effect of this announcement on residential and commercial property was stagnant property values.

Through a concerted effort from local leaders, state Senators and Congressman, Ft. McClellan was removed from the "hit list" of potential base closings. Ft. McClellan has been the Army's primary base for chemical weapons storage and training facilities. Although the number of Army personnel assigned to the base and the corresponding civilian employees has been less than it was in the mid to late 1980's, the psychological impact on the local population was renewed hope of economic prosperity. This in turn had a positive impact on residential and commercial property values in the past several years.

However, a final decision has recently been made to close For McClellan. According to the Chamber of Commerce in Anniston, the closing will be phased over a period of several years. Several real estate agents in the Anniston market have indicated that the base closing will have somewhat of a negative effect on the market. However, since the closing is to be phased out over several years, the Anniston market is expected to have time to readjust.

Although the base will cease to operate under its current military directive, a recent public announcement indicated that the base will be used in part for a anti-terrorist training facility which will create approximately 1,000 jobs. This new training facility will help off-set the negative impact of closing the base.

For many years Ft. McClellan has been the mainstay of the Anniston and Calhoun County economies. As a result of the closing of Ft. McClellan, local political and civic leaders have come to realize that they must diversify their industrial base and economic structure. In conjunction with this realization, these leaders have built a new area Chamber of Commerce and greatly expanded it's staff to attract new industry to the area.


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AREA ANALYSIS - ANNISTON, ALABAMA (CONTINUED)                                  9

Another factor which will have a positive impact on the community and the potential to attract new industry is the Alabama Department of Transportation's plans to improve and extend major traffic arteries. US Highway 431 will be extended from it's intersection with State Highway 21 in north Anniston to connect with Golden Springs Road in southeast Anniston. Golden Springs Road will be widened from two to five lanes from just north of it's intersection with Greenbrier Road southward to Interstate 20. This new road will create an eastern loop and open a substantial amount of land for future residential and commercial development.

The second part of the DOT's plans include the widening, straightening and connecting of primary roads linking U.S. Highway 431 approximately three miles west of it's intersection with State Highway 21 in north Anniston to Interstate Highway 20 in the Coldwater community. This improved road system will create a western loop and likewise open additional land for development.

Although the population in Calhoun County declined in the 1980's, retail sales showed an overall increase from 1988 through 1996. During this time period, retail sales had an average annual increase of 1.65%. Only during the year from 1988 to 1989 did retail sales decline. The table below illustrates the change in retail sales from 1988 through 1993.

                 ===============================================
                         TAXABLE RETAIL SALES 1988-1993
                 ===============================================
                          Year                Sales
                 -----------------------------------------------
                          1988            $625,390,000
                          1989            $615,436,000
                          1990            $634,254,000
                          1991            $645,159,000
                          1992            $720,624,000
                          1993            $754,325,000
                          1994            $801,800,000
                          1995            $839,490,000
                          1996            $866,512,000
                 -----------------------------------------------
                   Source: University of Alabama Business Ctr.
                 ===============================================


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AREA ANALYSIS - ANNISTON, ALABAMA (CONTINUED)                                 10

Like retail sales, the total labor force increased during the period from 1990 to 1993. The table below illustrates this growth.

               =====================================================
                                EMPLOYMENT TRENDS
               =====================================================
                         Year
               -----------------------------------------------------
                         1990                    50,750
                         1991                    51,410
                         1992                    52,840
                         1993                    52,740
               -----------------------------------------------------
                    Source: Economic Abstract of Alabama 1995
               =====================================================

As of May 1997 the unemployment rate in the Anniston MSA was 4.3% as compared to the state unemployment rate of 4.6%. The area labor force works in a variety of industries. The table below shows the area's ten largest employers, products produced and number of employees.


================================================================================
NAME                                           PRODUCTS                EMPLOYEES
----                                           --------                ---------
Anniston Army Depot                      Tank Rebuild Center             3450
Fort McClellan                             Training Center               2787
NE AL Regional Medical Center                  Hospital                  1285
Springs Industries                            Comforters                 1150
Jacksonville State University             4-year University               707
MCD                                 Microwave Ovens/Dehumidifiers         550
SCT Yarn                                      Yarn Mill                   530
United Defence, LP                             Forging                    500
Blue Mountain Industries                   Yarn/Thread Mill               495
Anniston Sportswear                            Trousers                   430
--------------------------------------------------------------------------------
Source: Calhoun County Chamber of Commerce
================================================================================


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AREA ANALYSIS - ANNISTON, ALABAMA (CONTINUED)                                 11

In 1994 the estimated average household income was $31,800 and the estimated number of households was 44,369. As illustrated in the table below, over 50% of the all households had incomes exceeding $25,000.

               ==================================================
                     INCOME RANGE              PERCENT OF HH'S
                  $150,000 or more                   .33%
                  $100,000 to $149,999              1.42%
                   $75,000 to $99,999               2.65%
                   $50,000 to $74,999              11.48%
                   $35,000 to $49,999              17.50%
                   $25,000 to $34,999              19.31%
                   $15,000 to $24,999              19.00%
                        Under $15,000              28.31%
               --------------------------------------------------
                   Source: Calhoun County Chamber of Commerce
               ==================================================

POLITICAL-GOVERNMENT FACTORS

The City of Anniston is effectively governed under the Mayor-Council form of government. Anniston has a fire rating of 4 and an effective police force. The City of Anniston also has an active Planning and Zoning Commission.

Calhoun County is effectively governed by a County Commission. Police protection is provided by the County Sheriff's Department. There are no zoning regulations in the unincorporated areas of the county. Building regulations are ensured by the County Building Inspectors and County Health Department.

SOCIOLOGICAL FACTORS

The convenience of Cheaha State Park, Alabama's highest point, and the Talladega National Forest, as well as Birmingham's metropolitan culture provide an outlet for those seeking a wide range of activities ranging from football and basketball to Broadway musicals and top name entertainers. The area is also endowed with a number of excellent dining and tavern facilities in the area, as well as numerous theaters, a country club, several public golf courses and numerous public tennis courts.


                                                       H. J. Porter & Associates

AREA ANALYSIS - ANNISTON, ALABAMA (CONTINUED)                                 12

AREA SUMMARY

In summary, the Anniston MSA presently exhibits a sound economy with a sound economic base and history of high employment. Based on conversation with market participants, it appears that the future economy in Anniston will be impacted by the base closure, however, the negative impact will be ameliorated by the phase out period. The subject property is well located in regards to local residential areas and future potential growth areas of the County.


                                                       H. J. Porter & Associates

NEIGHBORHOOD ANALYSIS

The term neighborhood is defined in "The Appraisal of Real Estate" 10th Ed. at page 172 as "a group of complementary land uses."

The four basic factors which must be considered in analyzing a neighborhood or district, as in an area analysis are:

     Physical and Locational Factors
     Economic and Financial Factors
     Political and Governmental Factors
     Sociological Factors

Each of these factors is discussed briefly with conclusions as to their effect on the subject property.

PHYSICAL AND LOCATIONAL FACTORS

The subject property is located in the city limits of Anniston, Alabama at the southwest corner of Golden Springs Road and Greenbrier Road. At the present time, Golden Springs Road is a two lane road, with plans to widen to four-lanes with a center turn lane. This proposed road construction will extend northward from the intersection of Morgan/Golden Springs Road and Interstate 20 to Highway 431 in north Anniston. The purpose of widening Golden Springs Road is to alleviate the heavy traffic volume along Quintard Avenue. This proposed road construction is referred to as the eastern bypass for the Anniston area.

Greenbrier Road is a two-lane road that connects Quintard Avenue to the west and Golden Springs Road to the east. It is currently being widen to three lanes. The subject property is approximately 1.25 miles north of the intersection of Morgan/Golden Springs Road and Interstate 20 and about two miles east of Quintard Avenue. Quintard Avenue is a main thoroughfare that runs north and south through the City of Anniston. The downtown district of Anniston is about
2.5 miles northwest of the subject neighborhood.

US Highway 78, approximately one mile south of the subject, is the primary east/west traffic artery serving the City of Oxford. Property along Highway 78 East between the two interstate highway exits is growing with new commercial developments. This is the main growth area in the City of Oxford and will have a positive affect on the subject neighborhood. According to Herman Robertson, Right of Way Engineer with the Alabama Department of Transportation 4th Division, this area of Highway 78 is currently being widened to a five lane road.

The subject neighborhood, which is loosely described as the Golden Springs area in southeast Anniston, consists of mix-uses. Property east and north of the subject is mostly residential. Greenbrier Industrial Park is located adjacent to the subject to the west along Greenbrier Road. St. Mark United Methodist Church is located across from the subject along Greenbrier Road,


                                                       H. J. Porter & Associates

NEIGHBORHOOD ANALYSIS - (CONTINUED)                                           14

and there is a proposed Catholic Church at the northeast corner of Golden Springs Road and Greenbrier Road. Property located west of the subject along Greenbrier Road is mostly commercial uses. Property located at the intersection of Greenbrier Road and Coleman Road, approximately 1/2 mile west, consist Greenbrier Plaza (formerly anchored by Winn Dixie) and Greenbrier Village, an unanchored strip center. Other uses include apartments, banks, and small businesses. Based on land use patterns, it appears that the subject neighborhood is in a growth stage and should continue into the near future.

The topography in the subject neighborhood is mostly, level with some rolling terrain and adequate drainage. Utilities available to the area are serviced by major providers such as the City of Anniston, Alagasco, and Alabama Power. These utilities include electricity, gas, telephone, water, and sewer.

ECONOMIC AND FINANCIAL FACTORS

The newest development to impact the subject neighborhood is a 109 acre commercial/industrial subdivision located at the Morgan Road/Golden Springs Road exit of I-20, which is approximately 1.25 mile south of the subject. Six commercial sites have been sold and are being or planned for development. These developments include Cracker Barrel Restaurant, Long Horn Steakhouse, Jameson Inn, and Colonial Bank. Planned developments include a chinese restaurant and another limited service motel. Wendy's restaurant is also building on a site retained by the developers. There are approximately 30 additional commercial sites remaining to be sold.

As previously discussed, demand for property along Highway 78 East between Quintard Avenue and Golden Springs Road is growing. The widening of Highway 78 East to a five lane road will have a positive effect on the subject's immediate neighborhood. Also, the proposed Eastern Bypass will increase the traffic volume in the subject's immediate area which will have a positive effect on the subject property.

POLITICAL AND GOVERNMENTAL FACTORS

The subject property is located in Calhoun County in the city limits of Anniston, Alabama. The subject property has fire and police protection from the City of Anniston. The subject property is currently zone NSC, Neighborhood Shopping Center and the Planning and Zoning Department appear to be pro-development in the City of Anniston. The City of Anniston has a Mayor-Council form of government.


                                                       H. J. Porter & Associates

NEIGHBORHOOD ANALYSIS - (CONTINUED)                                           15

SOCIOLOGICAL FACTORS

The City of Anniston has a city school system which has a good reputation. Jacksonville State University is the fourth largest university in the state and is located north of Anniston. The cities of Anniston and Oxford offer cultural and recreational facilities such as the Anniston Museum of Natural History, Anniston Community Theatre, Oxford lake and Civic Center, Neely Henry Lake, and the Victoria. The Victoria is a country inn and restaurant which as formerly an 1880's residence.

CONCLUSIONS

The subject neighborhood consists of mixed-use development such as residential, commercial and industrial. At the present time, there are only two competing shopping centers in the neighborhood which are Greenbrier Plaza and Greenbrier Village, neither of which has a food anchor. Harco Drugs is located at Greenbrier Plaza. With the construction of the proposed Eastern Bypass, new development will emerge and traffic volumes will increase. The subject's immediate neighborhood should continue to grow into the near future.


                                                       H. J. Porter & Associates

                               [GRAPHICS OMITTED]

                     [FLOOR PLAN OF WINN-DIXIE MARKETPLACE]

SITE ANALYSIS

The subject property is located in the southwest comer of Golden Springs Road and Greenbrier Road in Anniston, Alabama. As indicated in the site plan on the facing page, the subject property is irregular shaped. The individual site characteristics of the shopping center site are as follows:

Size:                              7.69 Acres

Shape:                             Irregular

Street Frontage:                   411 feet on Golden Springs Road
                                   40 feet on Greenbrier Road

Curb-cuts:                         There are two curb cuts on Golden Springs
                                   Road and one on Greenbrier Road.

Excess Land:                       None

Topography:                        The site is now level. Prior to construction
                                   it was rolling.

Drainage/Flood
Hazard:                            Drainage is adequate. According to the
                                   FEMA Flood Insurance Rate Map, Community
                                   Panel # 010020 0001 C, the subject property is not located in a flood hazard zone.

Utilities:                         All utilities are available to the site.

Site Improvement:                  There are approximately 225,000 square feet
                                   of asphalt and concrete paving which
                                   accommodates 374 parking spaces and drive lanes. Other improvements include approximately 1,900 linear feet of concrete curb and gutters, pylon sign, and parking lot light standards.


                                                       H. J. Porter & Associates

                              SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]


1.   Front of Subject

2.   Winn-Dixie

3.   shop space

4.   Rear of shop space

5.   Rear of Winn-Dixie

6.   Golden Springs Road north view

7.   Golden Springs Road south view


                                                       H. J. Porter & Associates

                              SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]


1.   Front of Subject

2.   Winn-Dixie

3.   shop space

4.   Rear of shop space

5.   Rear of Winn-Dixie

6.   Golden Springs Road north view

7.   Golden Springs Road south view


                                                       H. J. Porter & Associates

                              SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]


1.   Front of Subject

2.   Winn-Dixie

3.   shop space

4.   Rear of shop space

5.   Rear of Winn-Dixie

6.   Golden Springs Road north view

7.   Golden Springs Road south view


                                                       H. J. Porter & Associates

                              SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]


1.   Front of Subject

2.   Winn-Dixie

3.   shop space

4.   Rear of shop space

5.   Rear of Winn-Dixie

6.   Golden Springs Road north view

7.   Golden Springs Road south view


                                                       H. J. Porter & Associates

                              SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]


1.   Front of Subject

2.   Winn-Dixie

3.   shop space

4.   Rear of shop space

5.   Rear of Winn-Dixie

6.   Golden Springs Road north view

7.   Golden Springs Road south view


                                                       H. J. Porter & Associates

                              SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]


1.   Front of Subject

2.   Winn-Dixie

3.   shop space

4.   Rear of shop space

5.   Rear of Winn-Dixie

6.   Golden Springs Road north view

7.   Golden Springs Road south view


                                                       H. J. Porter & Associates

                              SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]


1.   Front of Subject

2.   Winn-Dixie

3.   shop space

4.   Rear of shop space

5.   Rear of Winn-Dixie

6.   Golden Springs Road north view

7.   Golden Springs Road south view


                                                       H. J. Porter & Associates

DESCRIPTION OF SUBJECT IMPROVEMENTS

The subject's improvements were completed and occupied in January 1997. The building contains 66,432 square feet of gross building area, and 62,840 square feet of stated leased area. The difference between gross building area and stated leased area is due to the Winn-Dixie lease. Their building contains 47,592 square feet but their lease states a demised area of 44,000 square feet, with the difference being the loading and rear storage areas. Other divisions of space include 9,240 square feet leased to Revco Drugs, and 9,600 square feet of local/regional shop tenants.

Basic construction detail includes:

Roof: Built up tar and gravel over rigid insulation on metal decking.

Walls: Exterior walls are brick veneer over concrete block on the building front and painted concrete block on the sides and rear. Partition walls between tenant spaces are painted sheetrock on metal wall studs.

Canopy: Canopies are a combination of brick veneer and raised metal seam awnings built on brick and jumbo block columns.

Doors: Anodized aluminum store front doors. Interior (rest room) doors hollow core wood.

Windows:            Anodized bronze aluminum store fronts with single glazing.

Floors:             Reinforced 4" concrete slab with resilient tile cover.

Insulation:         Rigid insulation in built-up roof system.

Ceilings:           Suspended lay-in acoustic tile with recessed fluorescent
                    light fixtures.

HVAC: Individual roof mounted electric central heating and cooling for each unit. Make unknown.

Plumbing:           One or two-two fixture restrooms in each shop space. The
                    total building area is fully equipped with a fire sprinkler system.


                                                       H. J. Porter & Associates

HIGHEST AND BEST USE

Highest and best Use is defined in the Dictionary of Real Estate Appraisal, 3rd edition, page 171, as:

          "The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability."

Based on this definition, consideration must be given to both the subject land site as if vacant, and the total property as improved.

HIGHEST & BEST USE - AS VACANT

PHYSICALLY POSSIBLE - The subject's land area of 7.69 acres would support an office complex, a neighborhood shopping center, apartment complex, industrial building or a combination of these uses. The shape and configuration of the site is well suited for a neighborhood shopping center. The site has sufficient area to allow these uses and provide sufficient area for parking.

LEGALLY PERMISSIBLE - The subject's zoning of NSC, Neighborhood Shopping Center, does not restrict commercial development of the subject site.

FINANCIALLY FEASIBLE - The land use pattern in the neighborhood indicates retail and other commercial uses are located around the intersection of Greenbrier and Coleman Roads, approximately .5 miles west of the subject. With the planned widening of Golden Springs Road, and current widening of Greenbrier Road, this pattern will likely shift to the subject's location, and increase residential demand for the Golden Springs area. Retail and commercial uses are typically located at intersections of primary traffic arteries like the subject's.

With consideration to the subject's size and zoning, it would appear therefore, that the optimum use of the subject site would be for retail purposes.

MAXIMALLY PRODUCTIVE - The maximally productive use of the subject property is a function of the density and development potential of the site. Due to the dynamic state of supply and demand for retail space in the subject's market environment, a build-out commensurate with successful leasing activity is most prudent.

Based upon the previous analysis, the highest and best use of the subject site, as vacant and available to be put to its highest and best use, is for a food and drug anchored neighborhood shopping center.


                                                       H. J. Porter & Associates

HIGHEST AND BEST USE - (CONTINUED)                                            19

HIGHEST & BEST USE - AS IMPROVED

The use of the subject site currently, for a neighborhood shopping center and parking appears to be consistent with highest and best use as if vacant. Next focus shifts to the adequacy of the improvements for maximizing return.

PHYSICALLY POSSIBLE - The existing building on the subject site is well located on the subject site with parking conveniently located near the retail shops. The existing building's contribution to total value is substantial and appears to provide the highest return to the land. The quantity and quality of the improvements or total size and design of the building appears to be consistent with highest and best use.

LEGALLY PERMISSIBLE - The improvements in place on the subject property are consistent with the zoning restrictions.

FINANCIALLY FEASIBLE - No items were noted which would necessitate renovation or improvement to command a higher rental rate.

MAXIMALLY PRODUCTIVE - the subject's existing improvements appear to be consistent with the highest and best use of the subject land site as if vacant. Based on this analysis, the subject's neighborhood shopping center is considered to be the highest and best use of the property, as improved.


                                                       H. J. Porter & Associates

THE APPRAISAL PROCESS

The appraisal process is a procedure for estimating the market value of real property. This process involves gathering all pertinent information available from the market which may influence the value of the subject property. This data is then utilized in forming an estimate of value based upon the three generally accepted approaches to value. These three approaches are the Cost Approach, the Income Approach, and the Direct Sales Comparison Approach.

COST APPROACH

The Cost Approach is defined as that approach in appraisal analysis which is based upon the proposition that an informed purchaser would pay no more than the cost of producing a substitute property with the same utility as the subject property. It is assumed that the potential purchaser considers producing a substitute property with the same utility as the property being appraised. This analysis involves the cost to buyer of producing an exact replica of the subject property, in the same location and condition as the subject property, as of the effective date of the appraisal.

The application of the Cost Approach involves the following steps:

1. Estimating value of the site as if vacant and available to be put to its highest and best use.

2.   Estimating the reproduction cost new of the improvements.

3.   Estimating all elements of accrued depreciation.

4. Subtracting the total accrued depreciation from the reproduction cost new of the improvements (resulting in an estimate of the present worth of the improvements).

5. Adding the present worth of all the improvements (including site improvements) to the estimated site value.

6.   Rounding the figure to an appropriate indication of value.

The major limitations of the Cost Approach is its reliance upon an estimation of accrued depreciation. Generally, the older the property and the higher the estimate of accrued depreciation, the less reliable becomes the value indication from this approach. This is particularly critical in the valuation of older properties that normally incur greater amounts of depreciation. The Cost Approach is particularly appropriate when the property being appraised involves relatively new improvements which represent the highest and best use of the site or when the improvements are relatively unique or specialized and there is limited or a total lack of comparable properties which have sold recently.


                                                       H. J. Porter & Associates

THE APPRAISAL PROCESS - (CONTINUED)                                           21

INCOME ANALYSIS

The Income Analysis is defined as that procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. Anticipated future income and/or reversions are discounted to a present-worth figure through the capitalization process.

This analysis requires an estimate of market rent based upon comparable rent of leased properties. This rental estimate is a gross amount and all expenses to real estate are deducted. These expenses include vacancy and rent loss which, when subtracted from the gross income, produces the effective gross income. Other expenses include real estate taxes, management cost, insurance cost, and maintenance expense. If applicable, a reduction would also be made for services and utilities. All expense estimates are obtained from the market by comparison to similar structures.

After all expenses have been subtracted from the gross income, the resulting figure is the net operating income, which will be capitalized into value. The capitalization rate is derived from actual sales that have occurred in the market place. The sales are analyzed in order to estimate the net operating income of the property. After the net operating income is estimated, it is divided by the sales price to provide an indication of the overall capitalization rate. Capitalization rates can also be built up from the market factors considered most applicable to income-producing properties. After the net operating income and the capitalization rate are estimated, the net income is then capitalized into a value indication by the applicable capitalization technique.

DIRECT SALES COMPARISON APPROACH

The Direct Sales Comparison Approach is defined as that approach in an appraisal analysis which is based upon the proposition that an informed purchaser would pay no more for the property than the cost to him of acquiring an existing property with the same utility. Presumably, the potential purchaser considers the alternatives that are available to him and then makes a rational decision based upon the information he has about those alternatives that are available to him and then makes a rational decision based upon the information he has about those alternatives.

The application of the Direct Sales Comparison Approach involves selecting a number of competitive properties which have recently sold on the market. The information derived from this section is analyzed through an adjustment process which develops indications of what the competitive properties would have sold for if they possessed all the important characteristics of the subject property. These indications fall into a pattern surrounding one figure which, when appropriately rounded, is an indication of the market value of the subject property as of the date of the appraisal.


                                                       H. J. Porter & Associates

THE APPRAISAL PROCESS - (CONTINUED)                                           22

The reliability of this approach is dependent upon the availability and verification of the comparable sales data. The degree of comparability between the competitive properties and the subject, and the absence of non-typical conditions affecting the sales price of those properties are also important items that are considered. Therefore, this approach is particularly applicable when an active market provides sufficient quantities of reliable data which can be verified from authoritative sources.

RECONCILIATION ANALYSIS

The reconciliation analysis is an evaluation process where the appraiser carefully evaluates value indications from each of the three approaches. The reliability of each approach to the present appraisal problem is examined and weight is given to the accuracy, reliability, quantity of data available for use in each approach, and the approach in which the market participant typically has the greatest confidence.


                                                       H. J. Porter & Associates

                               [GRAPHICS OMITTED]

                               [MAP OF ANNISTON]

                              Comparable Land Sales

LAND VALUE - DIRECT COMPARISON

To estimate value for the subject site, a comparison is made between the subject property and recent sales of similar commercial sites in the subject market. Sales considered include:

Sale # 1
Address/Locations:       SW corner of Golden Springs Rd. & Greenbrier Dear Road
                         Anniston, AL
Grantor:                 William Wakefield/Hoyt Howell/Charles Doster
Grantee:                 Golden Springs Partners, Ltd.
Sale Date:               09/30/1995
Sale Price:              $650,000
Cash Equiv Price:        $650,000
Terms:                   Cash to Seller
Recorded:                Deed Book 1953, Page 00001; Calhoun County
Verified With:           Charlie Evans
Verified By:             Linda Yates, H.J. Porter & Associates
Date Verified:           05/02/1996
Rights Conveyed:         Fee simple title
Land Size:               12.97 Acres;        564,973 Square Feet
Zoning:                  NSC
Highest & Best Use:      Commercial
Use At Sale:             Vacant
Topo/Drainage:           Fairly level/Average
Access/Visibility:       Good/Good
Utilities:               All public
Remarks:                 This is the purchase of the larger parcel from which
                         the subject property was subdivided. Approximately 15%
                         of the total area was located in a FEMA Floodway and
                         wetland. This area can not be developed without a "No
                         Rise" certificate.
Indicators of Value:     PRICE PER ACRE:     $50,116


                                                       H. J. Porter & Associates

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    24

Sale # 2
Address/Location:        NW Corner of S. Quintard Avenue and Greenbrier Road
                         Anniston, AL
Grantor:                 City of Anniston
Grantee:                 McLain Commercial Real Estate
Sale Date:               06/05/1997
Sale Price:              $1,270,000
Cash Equiv Price:        $1,270,000
Terms:                   Cash to seller
Recorded:                Deed Book 2012, Page 973; Calhoun County
Verified With:           Scott McLain's Secretary Sandy (205) 533-3414
Verified By:             David Mullins, MAI
Date Verified:           07/18/1997
Rights Conveyed:         Fee simple title
Land Size:               631.00 Front Ft;         347 Avg Depth (Ft.)
                         5.478 Acres;             238,637 Square Feet
Zoning:                  GB, General Business
Highest & Best Use:      Commercial
Use At Sale:             Ball field and recreation park
Topo/Drainage:           Level/Adequate
Access/Visibility:       Good/Good
Utilities:               All available
Remarks:                 This is the old Ezell Park. McLain purchased and
                         subdivided for commercial uses. OfficeMax, Hollywood
                         Video, and Ruby Tuesday's have purchased lots and are
                         developing facilities. There are two remaining vacant
                         lots for sale.
Indicators of Value:     PRICE PER ACRE:          $231,836


                                                       H. J. Porter & Associates

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    25

Sale # 3
Address/Location:        West Side of Morgan Road
                         Oxford, AL
Grantor:                 Golden Springs, L.L.C.
Grantee:                 Cracker Barrel Old Country Store, Inc.
Sale Date:               08/19/1996
Sale Price:              $575,000
Cash Equiv Price:        $575,000
Terms:                   Cash to seller
Recorded:                Deed Book 1982, Page 888; Calhoun County
Verified With:           Stan Pate, Developer's Consultant (205) 752-0677
Verified By:             David Mullins, MAI
Date Verified:           02/15/1997
Rights Conveyed:         Fee simple title
Land Size:               3.65 Acres;         158,994 Square Feet
Zoning:                  NSC
Highest & Best Use:      Commercial
Use At Sale:             Commercial
Topo/Drainage:           Fairly level/Good
Access/Visibility:       Good/Good (Interstate exposure)
Utilities:               All public
Remarks:                 This property has been developed with Cracker Barrel
                         Restaurant and is part of the Golden Spring
                         Development. It is located on the west margin of Morgan
                         Road and the north margin of I-20.
Indicators of Value:     PRICE PER ACRE:     $157,534


                                                       H. J. Porter & Associates

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    26

Sale # 4
Address/Location:        West Margin Highway 21
                         Anniston, AL
Grantor:                 IRS Properties
Grantee:                 Wal Mart Stores
Sale Date:               01/08/1992
Sale Price:              $900,000
Cash Equiv Price:        $900,000
Terms:                   Cash to Seller
Recorded:                Book 1831, Page 529; Calhoun County
Verified With:           Stall Ingram (205) 236-0892
Verified By:             Linda Yates, H.J. Porter & Associates
Date Verified:           02/01/1993
Rights Conveyed:         Fee Simple
Land Size:               15.36 Acres;        669,082 Square Feet
Zoning:                  Neighborhood Shopping Center
Highest & Best Use:      Commercial
Use At Sale:             Vacant
Topo/Drainage:           Level/Adequate
Access/Visibility:       Average/Average
Utilities:               All Available
Remarks:                 Site located in the Central Park area between North
                         Anniston and Weaver. Site has been developed with a new
                         Wal Mart store.
Indicators of Value:     PRICE PER ACRE:     $58,594


                                                       H. J. Porter & Associates

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    27

Land Sales 1 through 4 detailed above are compared and adjusted to the subject for notable differences. These adjustments are made in the adjustment grid below.

==========================================================================================================================
                                            LAND SALES COMPARISON GRID
==========================================================================================================================
Comp. Number                       Subject                    #1                   #2             #3                 #4

Grantor                                           Wakefield etal     City of Anniston    Gd. Sp. LLC          IRS Prop.

Grantee                                             Gd Sp. Part.         McLain Comm.        Cracker           Wal Mart
                                                                                              Barrel             Stores
Stores

Location                 Golden Springs Rd     Golden Springs Rd       S. Quintard Av      Morgan Rd             Hwy 21

                              Anniston, AL          Anniston, AL         Anniston, AL     Oxford, AL       Anniston, AL
--------------------------------------------------------------------------------------------------------------------------
Cash Eq. Price                   SEE BELOW              $650,000           $1,270,000       $575,000           $900,000

Date of Sale                      08/07/97              09/30/95             06/05/97       08/19/96           01/08/92

Land Size    Acres                   7.690                 12.97                 5.48           3.65             15.360
==========================================================================================================================
Unadj. $/Acres                                           $50,116             $231,836       $157,534            $58,594

Unadj.$/Sq. Ft.                                            $1.15                $5.32          $3.62              $1.35
==========================================================================================================================
ADJUSTMENTS                                                   #1                   #2             #3                 #4

Conditions of Sale                                        Normal               Normal         Normal             Normal

Net Adjustment                                                $0                   $0             $0                 $0

Market Conditions                                          3.71%                0.35%          1.93%             11.17%

(Time) @   2%  /year
==========================================================================================================================
Preliminary Adj. Price                                  $674,115           $1,274,445       $586,098         $1,000,530
==========================================================================================================================
PHYSICAL DIFFERENCES                                          #1                   #2             #3                 #4

     Floodway                                               1.15                 1.00           1.00               1.00

     Location                                               1.00                 0.40           0.70               0.80
--------------------------------------------------------------------------------------------------------------------------
Subtotal-Physical                                           1.15                 0.40           0.70               0.80
==========================================================================================================================
Adjusted Price                                          $775,232             $509,778       $410,268           $800,424

Adjusted Price/Acres                                     $59,771              $93,059       $112,402            $52,111
==========================================================================================================================
  Size                                                      1.31                 0.84           0.68               1.43
==========================================================================================================================
Adjusted Price/Acre                                      $78,300              $78,170        $76,433            $74,519
==========================================================================================================================

No adjustments for financing, rights conveyed, or condition of sale were required. The comparable sales listed above were adjusted to the subject for:

Time: Considers an increase in value of 2% per year over the past several years. This is based on general trends as there were no sale-resales found with which to compare.


                                                       H. J. Porter & Associates

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    28

Floodway:           Sale 1, from which the subject was subdivided, was partially located in a FEMA Floodway and is a wet-lands area. This area, which consisted of approximately 15% of the total, is not useable without a "No Rise" Certificate. As such, Comparable 1 was adjusted +15%.

Location:           The subject is similar in location to Sale 1 and inferior to
                    Sales 2, 3, and 4. Based on a comparison with Sale 1, after adjustment for Floodway and with consideration to size differences, the superior sales were adjusted -60%, -30%, and -20% respectively.

Size: The subject contains 7.69 acres and the sales ranged in size from 3.65 acres to 15.36 acres. The comparables were adjusted to the subject based on the Dilmore Size Adjustment Program, a statistical analysis of the relationship of size and sale price per acre. The comparables were adjusted +31%, -16%, -32% and +43% respectively.

The comparable sales, after adjustment, ranged from $74,519 to Z$78,300 per acre with a mean adjusted sale price of $76,855 per acre. The subject is most comparable to Sale 1 in location and Sale 2 in size. Based on these adjusted sales, the subject site, as if vacant, is valued as:

               7.69 Acres  @  $77,000   =    $592,130

                        Rounded              $590,000


                                                       H. J. Porter & Associates

COST APPROACH TO VALUE

The cost factors used are from the Marshall Valuation Service, a national cost service indexed to the Anniston market and found to be reliable and consistent with costs incurred by builders within the area. The cost factors from this cost service are inclusive of architect/engineering fees, construction period interest, contractors overhead and profit, and normal site prep costs. Excluded are site improvements such as paving, landscaping, etc., land costs, and indirect costs such as developers profit and permanent loan fees.

Calculations of total building reproduction costs are:

================================================================================
                            VALUATION - COST APPROACH
================================================================================
DIRECT COST

Estimated Replacement Cost New - [MARKET]

          Good Market Class "C" -See. 13 Page 19
          Base Cost                               $56.83
          Sprinkler System                         $1.70
                                                  ------
          Total Base Cost                         $58.53
          Area/Perimeter Adjust.            x       0.82
          Adjust to Current Cost            x       1.05
          Adjust Local Conditions           x       0.90
                                                  ------

Gr.Bldg Area        47,592 Sq.Ft.           x      $45.35 per Sq.Ft.= $2,158,297
Canopy @               35% of Base Cost
                     3,075 Sq.Ft.           x      $15.87 per Sq.Ft.=    $48,800

Estimated Replacement Cost New - [NEIGHBORHOOD SHOPPING CENTER]

          Average, Class "C" -See. 13 Page 21
          Base Cost                               $46.08
          Sprinkler System                         $1.70
                                                  ------
          Total Base Cost                         $47.78
          Area/Perimeter Adjust.            x       0.95
          Adjust to Current Cost            x       1.05
          Adjust Local Conditions           x       0.90
                                                  ------

Gr.Bldg Area        18,840 Sq.Ft.           x     $42.89 per Sq.Ft.=    $808,048
Canopy @               35% of Base Cost
                     2,370 Sq.Ft.           x     $15.01 per Sq.Ft.=     $35,574
================================================================================
Total Replacement Cost New - All Structures                           $3,050,719
================================================================================


                                                       H. J. Porter & Associates

COST APPROACH TO VALUE - (CONTINUED)                                          30

INDIRECT COST

Indirect costs including developer's entrepreneurial profit and permanent loan fees are added to the subject's direct cost to estimate the total value of the subject property via the Cost Approach. Developer's entrepreneurial profit is added at 20% based upon sales of new shopping centers, discussions with Developers and Brokers, and with consideration given to the cross collateralization of the portfolio of retail properties to which the subject will be a part. Permanent loan fees are added at the amount typically charged by lenders - 2% of the loan amount (1% construction - 1% permanent).

ACCRUED DEPRECIATION AND OBSOLESCENCE

The subject's improvements were recently completed, and consequently, there are no items of deferred maintenance. Incurable physical depreciation is estimated using the economic age/life method and calculated as:

================================================================================
Total Building Replacement Cost New                                  $3,050,719
--------------------------------------------------------------------------------
Estimated Chronological Building Age                                        0.5
Effective Age                                                               0.5
Economic Life New                                                            40
Percentage Depreciation (Effective Age/Life New)                           1.3%
--------------------------------------------------------------------------------
Dollar Depreciation - Incurable Long Lived Items
                $3,050,719            X               1.3%              $39,659
================================================================================

Based on inspection of the subject property and its neighborhood, there is no functional or external obsolescence.

Site improvements are added at their depreciated values and the underlying vacant shopping center site land value is added as arrived at previously by comparison. The calculation of Value by the Cost Approach is presented in tabular form on the following page.


                                                       H. J. Porter & Associates

COST APPROACH TO VALUE - (CONTINUED)                                          31

=============================================================================================
                               CALCULATION OF COST
=============================================================================================
DIRECT COST

Total Replacement Cost New - Structures (from prior page)                         $3,050,719
Less Accrued Depreciation                                                          ($39,659)
                                                                                  ---------
Total Depreciated Cost New                                                        $3,011,060
Add: Site Improvements                                  Percent    Depreciated
                                   Area   Cost / SF        Dep.           Cost
                                   ----   ---------        ----           ----

Asphalt Paving - SF             225,000       $1.35          2%       $297,675
Concrete Curbs - LF               1,900       $7.20          1%        $13,543
Site Work                                                             $190,000
Project Sign                                                           $25,000
Landscaping                                                            $15,000
                                                                      --------
Subtotal                                                                            $541,218
                                                                                  ----------
Total Value - All Improvements                                                    $3,552,278

INDIRECT COST
Entrepreneurial Profit                          20% Cost+Land         $828,456
Title and Legal                                                        $35,000
Permanent Loan Fees                              2% of Loan Amt
Loan basis =                                    75% of Cost            $62,134
Marketing/Lease Commissions                                            $50,000
Miscellaneous                                                          $75,000
                                                                      --------

TOTAL INDIRECT COST                                                               $1,050,590
                                                                                  ----------
TOTAL COST NEW                                                                    $4,602,868
LAND VALUE (from prior section)                                                     $590,000
                                                                                  ----------
VALUE BY COST - At Completion                                                     $5,192,868
                                                                     (Rounded)    $5,190,000
=============================================================================================


                                                       H. J. Porter & Associates

                               [GRAPHICS OMITTED]

                        [MAP OF THE CITY OF BIRMINGHAM]

                               Comperable Rentals

INCOME APPROACH TO VALUE

As a primary approach to value for the subject, the estimated net operating income is capitalized into a value estimate by use of an overall capitalization rate. In arriving at a net operating income, consideration is given to rentals and expenses which are incurred in the operation of the property.

POTENTIAL GROSS INCOME

The subject property is anchored by Winn Dixie Marketplace containing 44,000 square feet of stated leased area, and Revco Drugs with 9,240 square feet. There are 9,600 square feet of non-anchored shop space leased to 4 tenants on lease terms ranging from 3 to 5 years and rental rates ranging from $9.50 to $11.50 per square foot. There is one vacant shop containing 1,440 square feet. Found in the Addendum is a Lease Synopsis for each of the subject tenants.

In order to determine if the subject's local shop space rents are competitive and market oriented, and to estimate their market vacancy, five comparable neighborhood shopping centers were inspected, surveyed, and compared to the subject. Although three of the comparable centers are located in Anniston area, their age and/or specific locations are less indicative of the subject property. As such, two newer Winn Dixie anchored shopping centers in the Birmingham-Atlanta corridor of I-20 are compared to the subject.

Comparable rentals considered for the subject's non-anchored space are shown on the following pages.


                                                       H. J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        33

                               [GRAPHICS OMMITTED]

                                  [PHOTOGRAPH]

                                RENT COMPARABLE 1

Name:                              Greenbrier Plaza
LOCATION:                          SW corner of Greenbrier Road & Coleman Road
                                   Anniston, Alabama
YEAR BUILT:                        1984
SIZE:                              50,800 Sq. Ft. GBA
ANCHORS TENANTS:                   35,200 Sq. Ft. Vacant - formerly Winn Dixie
                                    9,800 Sq. Ft. Harco Drugs
                                    4,200 Sq. Ft. Local Shop
                                   ------
                                   49,200 Sq. Ft. NLA
SHOP TENANTS:                      Sally Beauty Supply, Concord Cleaners,
                                   Karate, Custom Pizza, New China Restaurant
SHOP SPACE RENTS:                  $4.75 - $10.00 per Sq. Ft.
EXP. CONTRIBUTIONS:                Taxes, CAM and Insurance
SHOP OCCUPANCY:                    80%
VERIFIED WITH:                     Victory Developers (706) 327-4774, 1/29/97
REMARKS:                           The owners would not verify specific rents of
                                   the tenants. Only a rental range for the shop space was given. Winn Dixie has relocated to Greenbrier Station 1/2 mile west. Also
                                   Concord Cleaners have relocated. Since
                                   construction of Greenbrier Station this
                                   shopping center has declined substantially.


                                                       H. J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        34

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

                                RENT COMPARABLE 2

NAME:                              Saks Plaza
LOCATION:                          U.S. Highway 431
                                   Anniston, Alabama
YEAR BUILT:                        1984
SIZE:                              58,325 Sq. Ft. GBA
ANCHORS TENANTS:                   41,125 Sq. Ft. Winn Dixie
                                    9,800 Sq. Ft. Harco Drugs
                                    5,600 Sq. Ft. Local Shop
                                   ------
                                   56,525 Sq. Ft. NLA
SHOP TENANTS:                      Trend Setters, Chiropractor, Olan Mills
SHOP SPACE RENTS:                  $5.00 - $9.00 per Sq. Ft.
EXP. CONTRIBUTIONS:                Taxes, CAM, Insurance
SHOP OCCUPANCY:                    100%
VERIFIED WITH:                     Victory Developers (706) 327-4774, 1/29/97
REMARKS:                           The owners would not verify specific rents
                                   of the tenants. Only a rental range for the shop space was given.


                                                       H. J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        35

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

                                RENT COMPARABLE 3

NAME:                              Coldwater Creek
LOCATION:                          Highway 78 & Coldwater Road
                                   Anniston, Alabama
YEAR BUILT:                        1984
SIZE:                              51,850 Sq. Ft. GBA
ANCHORS TENANTS:                   35,200 Sq. Ft. Winn Dixie
                                    9,800 Sq. Ft. Harco Drugs
                                    5,250 Sq. Ft. Local Shop
                                   ------
                                   50,250 Sq. Ft. NLA
SHOP TENANTS:                      Supper 10, West Video, Palmetto Textile
                                   Outlet
SHOP SPACE RENTS:                  $4.00 - $8.00 per Sq. Ft.
EXP. CONTRIBUTIONS:                Cam, Tax and Insurance
SHOP OCCUPANCY:                    83% (estimate)
VERIFIED WITH:                     Victory Developers (706) 327-4774, 1/29/97
REMARKS:                           The owners would not verify specific rents of
                                   the tenants. Only a rental range for the shop space was given. The occupancy level has been estimated based on the number of vacant units. This center is located in a rural area of Calhoun County.


                                                       H. J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        36

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

                                RENT COMPARABLE 4

NAME:                              Pell City Marketplace
LOCATION:                          Highway 231 South
                                   Pell City, Alabama
YEAR BUILT:                        1993
SIZE:                              Anchors:           138,941 Sq. Ft.
                                   Local Shop Space:   18,500 Sq. Ft.
                                                       ------
                                   Total              157,441 Sq. Ft.
ANCHOR TENANTS:                    K Mart, Winn-Dixie, Harco Drugs
SHOP SPACE RENT:                   $8.00 - $11.75 per Sq. Ft.
EXP. CONTRIBUTIONS:                Pro rata share of taxes, insurance & CAM
SHOP OCCUPANCY:                    100%
VERIFIED WITH:                     Bill Helms, (334) 264-1102, 1/29/97
REMARKS:                           This center is located just south of the
                                   central business district of Pell City in a rapidly growing commercial area. This location is approximately two miles south of Interstate 20. The shop space rent range reflects size and term tenant spaces and leases.


                                                       H. J. Porter & Associates

INCOME APPROACH TO VALUE- (CONTINUED)                                         37

                               [GRAPHIC OMITTED]

                                  [PHOTOGRAPH]

                                RENT COMPARABLE 5

NAME:                              The Village at Moody
LOCATION:                          Interstate 20 at U.S. Highway 411
                                   Moody, Alabama
YEAR BUILT:                        1994
SIZE:                              60,800 Sq. Ft.
ANCHOR TENANTS:                    Winn-Dixi          44,000 Sq. Ft.
                                   Local Shop Space:  16,400 Sq. Ft.
SHOP SPACE RENT:                   $10.50- $11,50 per Sq.Ft.
EXP. CONTRIBUTIONS:                Pro rata share of Cam, Tax and Insurance
SHOP OCCUPANCY:                    93 %
VERIFIED WITH:                     Dick Schmalz, and rent roll
REMARKS:                           This property is located off I-20 in Moody,
                                   Alabama, part of the Birmingham Metro Area.


                                                       H. J. Porter & Associates

INCOME APPROACH TO VALUE- (CONTINUED)                                         38

Rental rates for non-anchored shop space in the for three comparables in the Anniston area ranged from $4.00 to $10.00 per square foot. The rates from the newer centers in Pell City and Moody, which are most comparable to the subject, ranged from $8.00 to $11.75 per square foot. Based on these comparables, the subject's current rents appear to be competitive and market oriented. Based on Comparables 4 and 5, as well as the subject's current leases, the market rent for the subject's vacant shop is estimated at $11.00 per square foot.

As with most modem neighborhood shopping centers, shop space tenants pay their pro rata share of taxes, insurance, and common area maintenance. In addition to these expense contribution, most of the subject's local tenants pay 15% of CAM expense for administration, and several contribute $.05 per square foot for structural reserves, and one pays 5% of base rent for management fee.

The contract rents for Winn Dixie and Revco Drugs, like most signature stores, are a function of the development cost and negotiations between developer and tenant. The Winn Dixie rent at $7.70 per square foot, and Revco Drugs at $7.75 per square foot are within the range of similar food and drug tenant rental rates as illustrated in the following table.

================================================================================
Tenant             Location               Year     Size-Sq. Ft.     Rent/Sq. Ft.
================================================================================
Winn Dixie         Alabaster, AL          1993           44,000            $6.50
Winn Dixie         Panama City, FL        1993           44,000            $7.15
Winn Dixie         Moody, AL              1993           44,000            $7.00
Winn Dixie         Chalkville, AL         1994           51,250            $6.50
Winn Dixie         Alexander City, AL     1994           44,000            $6.75
Winn Dixie         Chattanooga, TN        1994           44,000            $7.05
Winn Dixie         Anniston, AL           1995           44,000            $7.70
Winn Dixie         Birmingham, AL         1995           44,000            $6.95
Winn Dixie         Mobile, AL             1996           51,282            $8.00
Winn Dixie         Dalton, GA             1996           44,000            $9.26
Winn Dixie         Trussville, AL         1996           44,000            $8.15
Winn Dixie         Mobile, AL             1997           44,000            $9.00
Winn Dixie         Mobile, AL             1997           44,000            $8.85
Winn Dixie         Fairhope, AL           1997           51,282            $9.25
================================================================================

================================================================================
Drugs for Less     Birmingham, AL         1993           18,000            $7.50
Harco Drugs        Birmingham, AL         1993           12,876            $5.95
Harco Drugs        Pell City, AL          1993            9,100            $7.50
Harco Drugs        Alabaster, AL          1993            9,100            $8.50
Big B Drugs        Chattanooga, TN        1994            8,470            $7.00
Harco Drugs        Tuscaloosa, AL         1994           10,160            $7.90
Revco              Anniston, AL           1995            9,240            $7.75
Drugs for Less     Birmingham, AL         1995           18,000            $7.00
Revco              Dalton, GA             1996            8,450            $9.75
Harco Drugs        Mobile, AL             1997           10,125            $8.25
================================================================================


                                                       H. J. Porter & Associates

INCOME APPROACH TO VALUE- (CONTINUED)                                         39

Revco Drugs will pay their pro rata share of taxes, insurance, and common area maintenance. Winn Dixie has their own identified parcel and directly pay all taxes, insurance, and building and grounds maintenance. Due to the nature of the Winn Dixie lease terms, which is nonterminable, their lease is considered a "Bond Lease."

The Winn Dixie and Revco Drugs leases call for percentage rents. It is unlikely that these tenants will reach a level of sales requiring percentage rent until they have become well established in this market. As such, no income from percentage rent is estimated.

The Potential Gross Income is the sum of the subject's contract rents plus expense reimbursements for the pro rata share of taxes, insurance, and common area maintenance, including administrative fee for some tenants as well as structural reserves and management fee for the following tenants. Expenses for these items are estimated in the Expense Analysis on the following pages. The following table shows the calculations of CAM Administrative Fee, Structural Reserves, and Management Fee for local shop tenants according to their leases.


================================================================================
OTHER EXPENSE REIMBURSEMENTS
================================================================================
                  CAM Admin    Amount    St. Rev.   Amount   Management   Amount
Concord Cleaners     15%         $81      $0.05       $60        0%          $0
Head Start            0%          $0      $0.05       $60        5%        $630
Linda Strickland     15%         $65      $0.00        $0        0%          $0
================================================================================
Category Totals                 $416                 $120                  $630
================================================================================
Grand Total         $896
================================================================================

The Potential Gross Income is calculated in the following table.


                                                       H. J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        40

================================================================================
                           VALUATION - INCOME APPROACH
================================================================================
POTENTIAL GROSS INCOME
Anchor Tenants
  Winn Dixie             44,000 sq.ft.@        $7.70 = $338,800

  Revco                   9,240 sq.ft.@        $7.75 =  $71,610
                         ------                        --------
Subtotal                 53,240 sq.ft.                               $410,410

No-Anchor Tenants
  Premier Video           4,800 sq.ft.@        $9.50 =  $45,600

  Concord Cleaners        1,200 sq.ft.@       $11.50 =  $13,800

  Head Start              1,200 sq.ft.@       $10.50 =  $12,600

  Linda Strickland          960 sq.ft.@       $11.00 =  $10,560

  Vacant                  1,440 sq.ft.@       $11.00 =  $15,840
                         ------                        --------
Subtotal                  9,600 sq.ft.                                $98,400

Total Rental Income      62,840 sq.ft.                               $508,810

Expense Contributions
  Revco                   9,240 sq.ft.@        $0.93 =   $8,593

No-Anchor Tenants

  CAM Admin., St.                                          $896
  Res., Mgt.
  CAM, Tax, Ins.          9,600 sq.ft.@        $0.93 =   $8,928
                         ------                        --------
                         18,840                                       $18,417
                                                                      -------

POTENTIAL GROSS INCOME                                               $527,227
================================================================================

EFFECTIVE GROSS INCOME

Stabilized vacancy and collection loss is subtracted from Potential Gross Income to estimate the Effective Gross Income. Winn Dixie and Revco Drugs have extended lease terms and are considered credit anchor tenants. As such, no vacancy and credit loss is calculated on their income. Local shop space in the five comparable shopping centers ranged from 80% to 100% with the two most comparable being in the upper end of the range. There is good demand for local shop space in food and drug anchored shopping centers through out the Anniston metro area. Vacancy and collection loss for the subject's non-anchored shop space is estimated to be 5% of rent and expense reimbursements, and calculated as:

                      $527,227   Potential Gross Income
                        $5,411   Vacancy and Collection Loss
                      $521,816   Effective Gross Income


                                                       H. J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        41

OPERATING EXPENSES

After estimating Effective Gross Income, all applicable expenses are deducted to arrive at Net Operating Income. Bring new, the subject has no operating history to examine. To estimate the appropriate expense levels, statements from similar shopping centers are analyzed. The expense comparables are presented below and on the following pages.

Comparable #1
-------------
Project Name:                Delchamps Plaza North
Location:                    McFarland & Watermelon Road
                             Tuscaloosa, AL
Year Built:                  1986         GLA: 59,389 SF
Source:                      Year End
                             Statement
Type Center:                 Neighborhood
Analysis Year:               1995         Analysis By:  DPM

     Item                      Total                $/SF               %PGR
   --------                  --------              ------              -----
Potential Gross Rent:        $459,768               $7.74              100.0%

Less Vac/Credit Loss:           $-603              $-0.01               -0.1%
                             --------              ------              -----

Effective Gross Rent:        $459,165               $7.73               99.9%

+                             $41,120               $0.69                8.9%
CAM/Reimbursements:
+ Misc Income:                 $3,439               $0.06                0.7%
                             --------              ------              -----
Effec. Gross Income:         $503,724               $8.48              100.0%

     Item                      Total                 $/SF               %EGI
   --------                  --------               -----              -----
Less Expenses:
  Management:                 $30,762               $0.52                6.1%
  Ad Valorem Tax:             $33,939               $0.57                6.7%


  Insurance:                   $4,915               $0.08                1.0%
  Administration Expense:      $1,391               $0.02                0.3%

  CAM:                        $41,892               $0.71                8.3%
  Miscellaneous:               $8,765               $0.15                1.7%
                             --------               -----              -----
Total Expenses:              $121,664               $2.05               24.2%
                             --------               -----              -----
Net Operating Income:        $382,060               $6.43               75.8%
                             ========               =====              =====

Comments:      Utilities expense included in CAM. Miscellaneous expense is non-pass through expense for budding repair.


                                                       H. J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        42

Comparable # 2

Project Name:                Delchamps Plaza South
Location:                    Skyland Blvd.
                             Tuscaloosa, AL
Year Built:                  1986         GLA: 108,903 SF
Source:                      Year end operating statement
Type Center:                 Neighborhood Shopping Center
Analysis Year:               1996         Analysis By: LHH


         Item                  Total                $/SF                %PGR
         ----                  -----                ----                ----
Effective Gross Rent:        $751,676               $6.90                   %
+ CAM/Reimbursements:         $61,400               $0.56                   %
+ Misc Income:                   $300               $0.00                   %
                             --------               -----              -----
Effec. Gross Income:         $813,376               $7.47              100.0%

         Item                  Total                $/SF                %EGI
         ----                  -----                ----                ----
Less Expenses:
  Management:                 $42,686               $0.39                5.2%
  Ad Valorem Tax:             $39,174               $0.36                4.8%
  Insurance:                  $13,588               $0.12                1.7%
  Administration Expense:     $17,144               $0.16                2.1%
  CAM:                        $25,322               $0.23                3.1%
  Utilities:                   $6,564               $0.06                0.8%
  Miscellaneous:               $5,071               $0.05                0.6%
                             --------               -----              -----
Total Expenses:              $149,549               $1.37               18.4%
                             --------               -----              -----
Net Operating Income:        $663,827               $6.10               81.6%
                             ========               =====              =====

Comments:      Misc. Expense is travel and structural repair.


                                                       H. J. Porter & Associates

INCOME APPROACH TO VALUE- (CONTINUED)                                         43

COMPARABLE # 3

Project Name:                Stratford Square
Location:                    East Boulevard
                             Montgomery, AL
Year Built:                  1987         GLA: 121,236 SF
Source:                      Year End Statement
Type Center:                 Community Shopping Center
Analysis Year:               1995         Analysis By: Philip Minor

         Item                 Total                 $/SF                %PGR
         ----                 -----                 ----                ----
Effective Gross Rent:        $771,843               $6.37                   %
+ CAM/Reimbursements:        $118,804               $0.98                   %
+Misc Income:                    $412               $0.00                   %
                             --------               -----              -----
Effec. Gross Income:         $891,079               $7.35              100.0%

         Item                 Total                 $/SF                %EGI
         ----                 -----                 ----                ----
Less Expenses:
  Management:                 $43,173               $0.36                4.8%
  Ad Valorem Tax:             $47,541               $0.39                5.3%
  Insurance:                  $12,987               $0.11                1.5%
  Administration              $13,769               $0.11                1.5%
  Expense:
  CAM:                        $53,488               $0.44                6.0%
  Miscellaneous:               $5,650               $0.05                0.6%
                             --------               -----              -----
Total Expenses:              $176,608               $1.46               19.8%
                             --------               -----              -----
Net Operating Income:        $714,471               $5.89               80.2%
                             ========               =====              =====

Comments:      Miscellaneous expense includes $3,762 for on-site management,and
               $1,888 advertising and promotion


                                                       H. J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        44

COMPARABLE # 4

Project Name:                Corner Village
Location:                    Auburn, AL
Year Built:                  1978         GLA: 62,510 SF
Source:                      Year End Statement
Type Center:                 Neighborhood Shopping Center
Analysis Year:               1995         Analysis By: Philip Minor


         Item                  Total                 $/SF               %PGI
         ----                  -----                 ----               ----
Effective Gross Rent:        $260,657               $4.17                   %
+ CAM/Reimbursements:         $22,347               $0.36                   %
+Misc Income:                     $83               $0.00                   %
                             --------               -----              -----
Effec. Gross Income:         $283,087               $4.53              100.0%

          Item                 Total                 $/SF               %PGI
          ----                 -----                 ----               ----
Less Expenses:
  Management:                 $10,663               $0.17                3.8%
  Ad Valorem Tax:             $21,172               $0.34                7.5%
  Insurance:                   $4,405               $0.07                1.6%
  Administration Expense:      $3,556               $0.06                1.3%
  CAM:                        $25,305               $0.40                8.9%
  Utilities:                     $332               $0.01                0.1%
  Miscellaneous:               $1,718               $0.03                0.6%
                             --------               -----              -----
Total Expenses:               $67,151               $1.07               23.7%
                             --------               -----              -----
Net Operating Income:        $215,936               $3.45               76.3%
                             ========               =====              =====

Comments:      Miscellaneous expense is building repair and maintenance.


                                                       H. J. Porter & Associates

INCOME APPROACH TO VALUE- (CONTINUED)                                         45

As indicated previously, the subject has no operating history. The owner's proforma for 1997 indicate the following expenses:

                Management                         $.31  PSF
                Ad Valorem Tax                      .42  PSF
                CAM                                 .495 PSF
                Insurance                           .085 PSF
                Building Maintenance                .10  PSF
                Administration                      .003 PSF

Based on these expense comparables and the owner's pro forma, the pertinent expense categories in appropriate amounts are estimated below. Because Winn Dixie is responsible for paying all operating expenses associated with their store, the following expense estimates reflect expenses for Revco Drugs and the non-anchored tenants only.

Management Fee:               The management fee of the comparables properties
                              ranged from 3.8% to 6.1%. As indicated previously, the subject property is one of fifteen shopping centers in a cross collateralized portfolio of retail properties under single management.
                              Considering economies of scale, the subject's management fee is estimated at the low end of the range at 4% of effective rental income.

Ad Valorem tax:               The subject's ad valorem tax, as previously
                              discussed, is estimated at $7,127 per year or $.38 per square foot.

Insurance:                    The subject property is covered under a blanket
                              insurance policy, and being new, has no
                              established premium. Based upon the expense comparables the cost of insuring the subject's improvements and the cost of liability insurance is estimated to be $1,900 per year or $.10 per square foot.

Common Area Maintenance:      Common area maintenance and repair expense is
                              estimated at $8,500 per year or $.45 per square foot which is based on the comparables which ranged from $.23 to $.71 per square foot with an average of $.45 per square foot.

Structural Maintenance:       Structural maintenance is estimated to be $.10 per
                              square foot for a total annual amount of $1,800.
                              The comparables ranged from $.03 to $.15 per square foot with an average of $.07 per square foot. The owner's pro forma indicated $.10 per square foot.


                                                       H. J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        46

Administrative:               This expense is estimated to be $500 per year or
                              $.03 per square foot, and is based on the comparables which ranged from $.02 to $.16 with and average of $.09 per square foot. The subject's estimated cost is at the low end of the range due to reimbursement of CAM administrative fee.

Total operating expenses are estimated to be $26,431 per year or $1.40 per square foot for the Revco Drugs and non-anchor tenant space.

Net Operating Income

The subject's net operating income is calculated by subtracting the Operating Expenses from the Effective Gross Income and illustrated as:

                  $521,816        Effective Gross Income
                   $26,431        Operating Expenses
                  --------
                  $495,385        Net Operating Income

Overall Capitalization Rate

To estimate the subject's value via the Income Approach, the subject's stabilized net operating income is capitalized with an overall capitalization rate of 9.0%. The selected overall capitalization rate is based on several methods of capitalization rate development with consideration given to the non-terminable Winn-Dixie lease, and the cross collateralization of the subject property with the other fourteen shopping centers in the securitized portfolio of retail properties. The cap rate development methods, which are presented following the Income Approach Summary on the following page, includes rates extracted from comparable sales, recently published investor survey, and three methods using mortgage and equity positions which include the Ellwood, Band of Investment, and Debt Coverage Ratio Methods.

Rates extracted from the comparable sales, none of which had non-terminable leases, ranged from 9.57% to 10.20% with an average of 9.79% and the most recent sale being at 9.64%. Published rates from the Second Quarter 1997, Korpacz Real Estate Investor Survey for National Strip Shopping Center, ranged from 8.25% to 13% with an average rate of 9.84% which is similar to the market extracted rates. The mid range rates from the three mortgage/equity methods ranged from 8.90% to 9.14%. The rates developed with mortgage/equity factors reflect current conditions and declining interest rates. The criteria used for these methods was taken from the above investor survey and from interviews with mortgage brokers.


                                                       H. J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        47

The High, Middle, and Low average of the five methods of cap rate development are 10.25%, 9.31%, and 8.71% respectively. Based on this analysis and the above considerations, the subject's overall capitalization rate is estimated to fall between the Middle and Low range of the five methods.

ESTIMATED VALUE BY INCOME APPROACH

The subject's stabilized net operating income of $495,385 is capitalized with an overall capitalization rate of 9.0% for an estimated value of $5,504,278 which is rounded to $5,500,000. A summary of the Income Approach to Value is presented below.

================================================================================
POTENTIAL GROSS INCOME                                                 $527,227

Less Vacancy and Collection Loss

Non-Anchor Tenants                    5%    Rent + Exp. Cont.    =       $5,411
                                                                       --------
EFFECTIVE GROSS INCOME                                                 $521,816

                                              % of       $ per
Less Expenses:                                E.G.I.      S.F.
                                              ------      ----
               Management:         $6,604      4.0%      $0.35
               Ad.Val.Tax          $7,127      1.4%      $0.38
               Insurance           $1,900      0.4%      $0.10
               CAM                 $8,500      1.6%      $0.45
               St. Maint.          $1,800      0.3%      $0.10
               Misc. Admin.          $500      0.1%      $0.03
                                               ---       -----

Total Expenses                                 5.1%      $1.40          $26,431
                                                                       --------
NET OPERATING INCOME                                                   $495,385
Capitalized at                                 9.0%                  $5,504,278
TOTAL INDICATED VALUE - At Completion                     (Rounded)  $5,500,000
================================================================================


                                                       H. J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        48

=====================================================================================================
Property Capitalization

Rate Justification
=====================================================================================================
PROPERTY:   Greenbrier Station Shopping Center
ADDRESS:    Anniston, Alabama
DATE:       August 7, 1997

                                                                           High     Middle     Low
                                                                           ----     ------     ---
                                                                         ----------------------------
1. Market extracted rates for                                             10.20%     9.79%     9.57%
                                                                         ----------------------------
     similar local properties
                                                                         ----------------------------
2. Recent published cap rates                                             13.00%     9.84%     8.25%
                                                                         ----------------------------
     used by institutional investors
3. Ellwood method calculated rates
     11.55% = Eqty yield before tax (Korpacz)
                                                                         ----------------------------
% Property appreciation (income) over hold period =                       -5.00%     0.00%     5.00%
                                                                         ----------------------------

        75% = Mortgage percent of value
      7.75% = Mortgage interest rate
       20.0 = Mortgage term in years
       10.0 = Investment holding period
      9.85% = Rm = Mortgage constant
      14.4% = Rmp = Mortgage constant over holding period
      31.6% = P = Percent of mortgage paid off over hold
       5.8% = SFF = Sink fund factor
      37.2% = J factor
                                                                         ----------------------------
                                                  Calculated cap rate =    9.36%     8.90%     8.45%
                                                                         ----------------------------
4. Band of Investment Method
                                              Mortgage percent to value  70.000%    75.00%    80.00%

                                                      Mortgage constant   10.35%     9.85%     9.35%
                                                Equity percent to value   30.00%    25.00%    20.00%
                                                 Eqty cash on cash rate    8.00%     7.00%     6.00%
                                                                         ----------------------------
                                                    Calculated cap rate    9.65%     9.14%     8.68%
                                                                         ----------------------------
5. Debt Coverage Ratio Method
                                              Req'd debt coverage ratio     1.25      1.20      1.15
                                              Mortgage percent to value   70.00%    75.00%    80.00%
                                                      Mortgage constant   10.35%     9.85%     9.35%
                                                                         ----------------------------
                                                    Calculated cap rate    9.06%     8.87%     8.60%
                                                                         ----------------------------
=====================================================================================================


                                                       H. J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        49

================================================================================
                                Explanatory Notes

                          Capitalization Rate Evidence

The accompanying chart illustrates 5 different sets of data or evidence as to appropriate current property capitalization rates.

          Item # 1 Reflects the current range in capitalization rates in the local market based on actual sales - this information is historical in nature although there has been a fairly consistent pattern evident in this market over the years.

          Item # 2 Reflects actual cap rates used by large financial institutions in the acquisition and financing of major real estate projects. These rates are also historical in nature, but are based on properties of a magnitude atypical in this market area. Properties that would appeal to at least a regional and perhaps a national market of potential buyers.

          Item # 3 Reflects a calculated cap rate utilizing the Ellwood model based on future expectations in income and property value growth and equity yield rates - explicit input assumptions are listed. This method is compelling when market mortgage and equity yield returns are predictable and property and income changes can be reliably predicted.

          Item # 4 Analyzes required capital outlays to service both the debt (ie mortgage payment) and the equity (cash on cash or before tax cash flow or equity dividend). The weighted average of these required returns is, by definition, equal to the capitalization rate. It should be noted that the mortgage interest rate and equity yield rate are NOT part of this calculation.

          Item #5 Provides another method often used by lenders. The debt coverage ratio is a factor equal to the net operating income divided by the annual debt service - in other words, it is an estimate of the "cushion" or excess of net operating income over and above debt service. The calculated cap can be solved for by the following formula R(o) = R(m) X DCR X M.

The actual cap rate used by appraisers in this analysis is bracketed by this information. Further, this chart illustrates the implicit market expectations of the various investment parameters that are reflected by the specific capitalization rate used.
================================================================================


                                                       H. J. Porter & Associates

                               [GRAPHICS OMITTED]

           [MAP OF THE STATES OF TENNESSEE, MISSISSIPPI AND ALABAMA]

                               Improved Sales Map

MARKET APPROACH

To estimate the subject property's value by market comparison, a direct comparison is made with actual sales of other neighborhood shopping center properties. These sales are analyzed on the basis of price per square foot of gross building area (GBA) and their effective gross income multiplier (EGIM).

While the subject property is part of a large portfolio of retail properties which would most likely be marketed as a total package, no sales of similar portfolio of properties were found with which to compare. The market for retail properties is national, and purchases are made on the strength and reliability of the income stream. Similar shopping center sales were located in Birmingham, Moody, Madison, and Mobile Alabama and Chattanooga, Tennessee.

Each sale is adjusted to the subject for pertinent items, including unusual financing or conditions of sale, time lapsed since sale, and physical differences such as age, condition, and construction quality and location as reflected in the net operating income.

The sales considered are detailed on the following pages with a comparison and adjustment following the presentation of the sales data.


                                                       H. J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 51

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

Sale #1
Address/Location:             Village At Moody
                              US Highway 411
                              Moody, AL
Grantor:                      FS Partnership, Ltd.
Grantee:                      Birmingham Realty
Sale Date:                    02/14/1996
Sale Price:                   $4,485,000
Cash Equiv Price:             $4,485,000
Equity:                       $1,485,000
Debt:                         $3,000,000
Terms:                        $1,485,000 cash plus assumption of $3,000,000
                              mortgage at market rates and terms.
Recorded:                     Book 261, Page 313; St. Clair County
Verified With:                Paul Spina, Grantor (205) 733-1131
Verified By:                  David Mullins, H.J. Porter & Associates
Date Verified:                04/10/1996
Rights Conveyed:              Leased Fee
Land Size:                    8.43 Acres
Access/Visibility:            Average/Average
Highest & Best Use:           Neighborhood Shopping Center
Parking:                      396            Parking Ratio: 6.51
Building Size:                60,800 SF(NRA)


                                                       H. J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 52

Sale #1 (Continued
Land: Bldg Ratio:             6.0
Year Built                    1995
Condition                     Good
Building
Description:                  In-line, one story masonry construction with brick
                              exterior on front and sides, and CCB on rear. Flat
                              built-up roof system.
Anchors:                      Winn Dixie - 44,000 SF
Anchor - Sq. Ft.:             44,000         Anchor %: 72.37
Local:                        J&E Ent., Head Start, Movie Gallery, Open Book,
                              Vulcan Rehab, Moody Ceaners, Vill, Beverage, Merle
                              Norman, Nail Shop
Local - Sq. Ft.:              16,800         Local %: 27.63
Lease Information:            Winn Dixie - $7.00 PSF, Local tenant rent range
                              $10.50 to $11.50 PSF with average of $10.67 PSF.
                              All tenants pay pro-rata share of CAM, tax, and insurance.

ANALYSIS
(1|2|3) (*)Source                        TOTAL $ AMOUNT       $ PER $F (NRA)
(A\E\F)     Potential Gross Income:         $533,922              $8.78
(A\E\F)     Vac & Credit Loss:              $  9,920              $0.16
                                            --------              -----
(A\E\F)     Effec. Gross Income:            $524,002              $8.62
(A\E\F)     Less Expenses:                  $ 87,532              $1.44
                                            --------              -----
(A\E\F)     Net Oper. Income                $436,470              $7.18

     ========================================================================
(*)  Field 1:         S = Seller         B = Buyer              A = Appraiser
     Field 2:         A = Actual         E = Estimated
     Field 3:         P = Prior Year     F = Year Following
     ========================================================================

INDICATORS OF VALUE:          Price Per SF (NRA):                   $73.77
                              PGIM:                                 8.40
                              EGIM:                                 8.56
                              R(o):                                 9.73%
                              Expense Ratio:                        16.70%

Remarks: At time of sale this center was less than one year old and did not have a complete year of operating history. PGI includes contract rent plus estimated expense contributions. Market vacancy estimated at 5% of local tenant rent and expense contributions. Expenses include 4% management fee, taxes at $.58 PSF, insurance at $.10 PSF, CAM at $.40 PSF, and St. Maintenance at $.05 PSF. This center is located at the northeast corner of I-20 and US Highway 411 in Moody, Alabama. This area is a rapidly growing commercial district in the Birmingham/Atlanta interstate corridor.


                                                       H. J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 53

                                [GRAGHIC OMITTED]

                                  [PHOTOGRAPH]

Sale #2
Address/Location:             Plaza Center
                              Hughes Road at Old Madison Pike
                              Madison, Alabama
Grantor:                      Plaza, Ltd.
Grantee:                      Amberjack Ltd.
Sale Date:                    12/21/1994
Sale Price:                   $5,850,000
Cash Equiv Price:             $5,850,000
Terms:                        Cash to Seller
Recorded:                     Deed Book 846, Page 1097; Madison County
Verified With:                Tommy Tillman, Broker (205) 822-7116
Verified By:                  David Mullins, H.J Porter & Associates
Date Verified:                01/11/1995
Rights Conveyed:              Leased Fee
Land Size:                    9.08 Acres
Access/Visibility:            Good/Good
Highest & Best Use:           Shopping Center
Building Size:                79,400 SF(NRA)
Land:Bldg Ratio:              5.0
Year Built:                   1994
Condition:                    Good


                                                       H. J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 54

Building
Description:                  One Story masonry construction with brick veneer
                              and dryvit front. Built up flat roof.
Anchors:                      Kroger
Anchor - Sq. Ft.:             62,800         Anchor %:  79.09
Local:                        Sporting Edge, Cleaners, Papa John's Pizza,
                              Heavenly Hair, Baskin-Robbins, cornerstone, Movie
                              Gallery, Hallmark
Local - Sq. Ft.:              16,600         Local %:  20.91
Lease Information:            All tenants pay a pro-rata share of CAM, Taxes,
                              and Insurance.

ANALYSIS
(1/2/3) *Source                         TOTAL $ AMOUNT      $ PER SF (NRA)
                                        --------------      --------------
(S/A/P)   Potential Gross Income:          $689,320              $8.68
(S/A/P)   Vac & Credit Loss:                $17,750              $0.22
                                           --------              -----
(S/A/P)   Effec. Gross Income:             $671,570              $8.46
(S/A/P)   Less Expenses:                   $111,457              $1.40
                                           --------              -----
(S/A/P)   Net Oper. Income                 $560,113              $7.05

================================================================================
*    Field 1:       S = Seller          B = Buyer                A = Appraiser
     Field 2:       A = Actual          E = Estimated
     Field 3:       P = Prior Year      F = Year Following
================================================================================

INDICATORS OF VALUE:     Price Per SF (NRA):      $73.68
                         PGIM:                    8.49
                         EGIM:                    8.71
                         R(0):                    9.57%
                         Expense Ratio:           16.60


                                                       H. J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 55

                                [GRAGHIC OMITTED]

                                  [PHOTOGRAPH]

Sale#3
Address/Location:             North Hixson Marketplace
                              Hixson Pike and Camp Columbus Road
                              Chattanooga, TN
Grantor:                      North Hixson, L.L.C.
Grantee:                      Amberjack Ltd.
Sale Date:                    03/04/1996
Sale Price:                   $4,760,000
Cash Equiv Price:             $4,760,000
Terms:                        Cash to seller
Recorded:                     Hamilton County
Verified With:                Dick Schmalz, with Grantor (205) 871-2617
Verified By:                  David Mullins, H.J Porter & Associates
Date Verified:                03/15/1996
Rights Conveyed:              Leased Fee
Land Size:                    9.24 Acres
Access/Visibility:            Average/Average
Highest & Best Use:           Neighborhood Shopping Center
Parking:                      405      Parking Ratio: 5.88
Building Size:                63,270 SF(NRA)
Land:Bldg Ratio:              6.4
Year Built:                   1995
Condition:                    Good


                                                       H. J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 56

Building
Description:                  One story neighborhood shopping center with split
                              face block exterior walks and synthetic stucco on
                              steel stud canopy.
Anchors:                      Winn Dixie (49,600 sf GBA & 44,000 sf NRA); Big B
                              Drugs 8,470 sf
Anchor - Sq. Ft.:             52,470           Anchor %: 82.93
Local:                        Movie Gallery, Sally's Beauty and other local
                              tenants
Local - Sq. Ft.:              10,800           Local %: 17.07
Lease Information:            Anchor and Local: CAM, Taxes and Insurance

ANALYSIS
(1\2\3) (*)Source                           TOTAL $ AMOUNT      $ PER $F (NRA)
                                            --------------      --------------
(S\A\F)      Potential Gross Income:            $62,083              $9.85
(A\E\F)      Vac & Credit Loss:                 $13,057              $0.21
                                               --------              -----
(A\E\F)      Effec. Gross Income:              $610,026              $9.64
(A\E\F)      Less Expenses:                    $124,533              $1.97
                                               --------              -----
(A\E\F)      Net Oper. Income                  $485,493              $7.67

     ========================================================================
(*)  Field 1:      S = Seller          B = Buyer             A = Appraiser
     Field 2:      A = Actual          E = Estimated
     Field 3:      P = Prior Year      F = Year Following
     ========================================================================

INDICATORS OF VALUE:         Price Per SF (NRA):          $75.23
                             PGIM:                        7.64
                             EGIM:                        7.80
                             R(o):                        10.2%
                             Expense Ratio:               20.41%

Remarks: At time of sale, there were two vacant local shops containing 2,400 sq.ft. Expense contribution included in PGI and local vacancy. Vacancy based on 10% of local shop income plus expense contributions. Expenses based on 4% management, excluding expense contributions, $1.59 for taxes, CAM and insurance plus $.05 for structural reserves. The estimated expenses were consistent with Grantor's proforma. Average local shop space rent for leased space was $10.45/sf.


                                                       H. J. Porter & Associates

MARKET APPROACH- (CONTINUED)                                                  57

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

Sale #4
Address/Location:             Hillcrest Marketplace
                              Hillcrest Road @ Grelot Road
                              Mobile, Alabama
Grantor:                      Hillcrest Marketplace, Ltd.
Grantee:                      80% Shades Creek Partners, 20% Fairway
                              Investments, LLC
Sale Date:                    06/19/1997
Sale Price:                   $6490000
Cash Equiv Price:             $6,490,000
Equity:                       $1,590,000
Debt:                         $4,900,000        Year 1 Debt Service: $480,911
Terms:                        $1,590,000 cash and assumption of 20 year
                              mortgage at 8.375%.
Recorded:                     Deed Book 4479, Page 54; Mobile County
Verified With:                Scott Holcombe, Arlington Properties-Developer
                              (205) 328-9600
Verified By:                  Harris Hollans, H.J. Porter & Associates
Date Verified:                04/02/1997
Rights Conveyed:              Leased Fee Interest
Land Size:                    12.49 Acres
Access/Visibility:            Good/Good
Highest & Best Use:           Neighborhood Shopping Center
Parking:                      359       Parking Ratio: 4.63
Building Size:                76,365 SF(GBA)
Land:Bldg Ratio:              7.1


                                                       H. J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 58

Year Built:                   1997
Condition:                    New
Building
Description:                  Red brick veneer front over concrete block wall.
                              Reinforced concrete slab. Single ply membrane
                              roof. Raised seam metal and canvas awning.
Anchors:                      Winn Dixie (51,282 sq.ft.), Revco (9,240 sq. ft.)
Anchor- Sq. Ft.:              60,522         Anchor %: 79.25
Local:                        Various regional, national, & local
Local- Sq. Ft.:               15,843         Local %: 20.75
Lease Information:            Winn Dixie rent is $8.00 PSF & Revco rent is $8.00
                              PSF. At sale time, no local space was leased.
                              Local rent pro-forma was $11.50 PSF. Expense contribution pro-forma was $1.50 PSF. Since closing, 6 shops have been leased at $12.50 PSF.
                              $12.50 PSF.

ANALYSIS
(1\2\3) *Source                          TOTAL $ AMOUNT       $ PER SF (GBA)
(S\E\F)    Potential Gross Income:          $780,918              $10.23
(S\E\F)    Vac & Credit Loss:                $15,447               $0.20
                                            --------              ------
(S\E\F)    Effec. Gross Income:             $756,471              $10.02
(S\E\F)    Less Expenses:                   $140,020               $1.83
                                            --------              ------
(S\E\F)    Net Oper. Income                 $625,451               $8.19
(S\E\F)    Debt Service (Yr 1):             $480,911               $6.30
                                            --------              ------
(S\E\F)    Cash Flow:                       $144,540               $1.89

     ========================================================================
*    Field 1:       S = Seller          B = Buyer               A = Appraiser
     Field 2:       A = Actual          E = Estimated
     Field 3:       P = Prior Year      F = Year Following
     ========================================================================

INDICATORS OF VALUE:           Price Per SF (GBA):           $84.99
                               PGIM:                         8.31
                               EGIM:                         8.48
                               Ro:                           9.64%
                               Re:                           9.09%
                               Expense Ratio:                18.29%

Remarks: The total Gross Building Area of the shopping center was 77,557 SF. The sale was negotiated and closed prior to completion with equitable remedy for completion delays after July 15, 1997. The Grantor guaranteed the above EGI for a period of 2 years, thereby assuming the risk of leasing up the remaining vacant shop space. The Grantor will pay Grantee the difference between rents received, including exp. contributions, and the above EGI. If gross income equals or exceeds the above EGI for 6 months, guarantee is terminated. There are 5 out parcels lots at this center which were not included in the sales. Lots have been sold to Wendy's, New York Bagel, and Boston Market.


                                                       H. J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 59

The sales detailed above are compared adjusted to the subject for pertinent items of difference as:

==============================================================================================================
                                         MARKET SALES COMPARISON GRID
==============================================================================================================
Comp. Number                                          #1                 #2              #3                #4
Grantor                                   FS Partnership        Plaza, Ltd.    North Hixson         Hillcrest
                                                                                                  Marketplace

Grantee                        SUBJECT       Birmingham     Amberjack, Ltd.       Amberjack      Confidential
                                                 Realty

Location                Golden Springs       US Hwy 411           Hughes Rd     Hixson Pike    Hillcrest Road
                                    Rd

                          Anniston, AL        Moody, AL         Madison, AL    Chattanooga,        Mobile, AL
                                                                                         TN
--------------------------------------------------------------------------------------------------------------
Cash Eq. Sale Price                          $4,485,000          $5,850,000      $4,760,000        $6,490,000
Date of Sale                  08/04/97         02/14/96            12/21/94        03/04/96          09/15/97
Building Area S.F.              62,840           60,800              79,400          63,270            76,365
Unadjust. Price/SF                               $73.77              $73.68          $75.23            $84.99
Eff. Gross Income             $521,816         $524,002            $671,570        $610,026          $765,471
EGIM                                               8.56                8.71            7.80              8.48
Net Oper. Income              $495,385         $436,470            $560,113        $485,493          $625,451
Per SF                           $7.88            $7.18               $7.05           $7.67             $8.19
--------------------------------------------------------------------------------------------------------------
ADJUSTMENTS                                          #1                  #2              #3                #4
Conditions of Sale                               Normal              Normal          Normal            Normal
Adjustment                                           0%                  0%              0%                0%
Market Conditions/Time                            7.40%              13.15%           7.14%              .67%
     at  5.00% /year
==============================================================================================================
Preliminary Adj. Price                       $4,816,890          $6,619,275      $5,099,864        $6,533,483

Preliminary Adj.Price/Sq. Ft.                    $79.23              $83.37          $80.60            $85.56
==============================================================================================================
PHYSICAL DIFFERENCES                                 #1                  #2              #3                #4
Net Operating Income                              9.75%              11.75%           2.74%            -3.79%
--------------------------------------------------------------------------------------------------------------
Subtotal-Physical                                 9.75%              11.77%           2.74%            -3.79%
==============================================================================================================
Final Adjusted Price                         $5,286,537          $7,398,364      $5,239,600        $6,285,864
Final Adj.Price/Sq.Ft.                           $86.95              $93.18          $82.81            $82.31
==============================================================================================================

The sales were adjusted to the subject for the following items:

CONDITION OF SALE:  No adjustment indicated.


                                                       H. J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 60

Time: Considers an increase of 5% per year based on analysis of the overall capitalization rates of the comparable sales and range of rates from the five methods considered in the Income Approach.

Net Operating Income:         The comparable sales were adjusted to the subject
                              based on the difference in net operating income.
                              The physical and economic characteristics such as condition, age, vacancy, size, and location are reflected in a property's net operating income. As indicated in the following table, there is a direct relationship between the sale price per square foot and net operating income per square foot.

                              ==================================
                                   SP/SF            NOI/SF
                              ----------------------------------
                                   $73.77           $7.18
                                   $73.68           $7.05
                                   $75.23           $7.67
                                   $84.99           $8.19
                              ==================================

                              The adjustment for NOI is based on the following formula: the comparable sales NOI per square foot is subtracted from the subject's estimated NOI per square foot and the difference is divided by the subject's NOI per square foot.

The comparable sales present an adjusted range of value from $82.31 to $93.18 per square foot. The arithmetic mean price is $86.31 per sq.ft. with a standard devotion of $4.35 per sq.ft. Sale 5 is the most recent, and Sales 1 and 3 are most similar in size and location. Based on this analysis, with consideration given to the non-terminability of the Winn Dixie lease and the subject's cross collateralization, the subject's value is estimated at $86.00 per square foot for a total value by direct sales comparison as:

          62,840    Sq. Ft. GBA    @    $86.00    =    $5,404,240

                                        Rounded        $5,400,000


                                                       H. J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 61

The Effective Gross Rent Multipliers (EGIM) derived from the above sales are highlighted as:

                           SALE #            EGIM
                           ------            ----
                              1              8.56
                              2              8.71
                              3              7.80
                              4              8.48

The Effective Gross Income Multipliers of the five comparable sales range from
7.8 to 8.71 with a mean EGIM of 8.47. Based on these sales, with consideration given to declining interest rates, the subject's EGIM is estimated at the high end of the range. The subject is valued by EGIM as:

               $521,816 EGIM    x    8.7     =    $4,539,799
                                       Rounded    $4,540,000

The two market indicators of value are correlated with greater wright given m adjusted sale price per square foot for a value by market of $5,200,000. The indicated value by EGIM is skewed because the multipliers do not reflect declining caps rams.


                                                       H. J. Porter & Associates

RECONCILIATION AND FINAL VALUE ESTIMATE                                       62

Cost Approach ......................................................  $5,190,000

This approach is felt to be reliable, being based on a respected national cost service's figures as well as actual cost of other centers. The land value is based on recent commercial land sales from the subject's market area and is felt to be well supported. This approach is given secondary consideration to the Income Approach.

Income Approach ....................................................  $5,500,000

This approach is felt to be most indicative of the subject's value. It best reflects current and projected market conditions as they relate to the subject and mirrors the actions of investors in today's market. Overall, this approach is afforded greatest consideration.

Market Approach ....................................................  $5,200,000

This approach is based on recent sale of other neighborhood shopping centers and is reliant upon the direct sales comparison on a price per square foot basis. The estimated value by EGIM is somewhat skewed because the Effective Gross Income Multipliers of the comparable sales do not reflect the downward trend in overall capitalization rates. This approach is afforded less consideration than the Income Approach.

Based on the value indications summarized above, I am of the opinion that the subject's leased fee interest has a market value, as of August 7, 1997, of:

                   FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS
                   ------------------------------------------
                                  ($5,500,000)

          Divided As:              Improvements             $4,910,000
                                   Land                       $590,000
                                                            ----------
                                   Total                    $5,500,000


                                                       H. J. Porter & Associates

                                  CERTIFICATION

I certify that, to the best of our knowledge and belief,...

1.   The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions and conclusions.

3. I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

4. My compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report. My compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of stipulated result, or the occurrence of a subsequent event.

5. My analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute, and the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

6. The use of this report is subject to the requirements of the Appraisal Institute and the Alabama Real Estate Appraisers Board relating to review by its duly authorized representatives.

7. This assignment was made subject to regulations of the State of Alabama Real Estate Appraisers Board. The undersigned State Certified General Real Property Appraiser has met the requirements of the board that allow this report to be regarded as a "certified appraisal."

8. I am currently certified under the continuing education program of the Appraisal Institute.

9. I have made a personal inspection of the property that is the subject of this report.

10. No one provided significant professional assistance to the person signing this report.


                                                       H. J. Porter & Associates

11. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

12. Base upon the foregoing investigation and analysis of the subject property and its economic environment, I am of the opinion that, the subject property has a value as of August 7, 1997, of:



                   FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS
                   ------------------------------------------
                                  ($5,500,000)


/s/  DAVID P. MULLINS                                                 9/15/97
----------------------                                               ---------
DAVID P. MULLINS, MAI                                                  DATE
Certified General Real Property Appraiser
Alabama Certificate No. G8


                                                       H. J. Porter & Associates

ADDENDUM


     EXHIBITS
     Location Map .............................................   Facing Page 3
     Survey ...................................................   Facing Page 4
     State Map ................................................   Facing Page 7
     Site Plan ................................................  Facing Page 16
     Subject Photographs ......................................  Facing Page 17
     Land Sales Map ...........................................  Facing Page 23
     Rental Location Map ......................................  Facing Page 32
     Improved Sales Map .......................................  Facing Page 50

     REAR EXHIBITS
     Engagement Letter
     Lease Synopses
     Assumptions and Limited Conditions
     Appraiser's Qualifications
     Appraiser's Certificate


                                                       H. J. Porter & Associates

                      [H.J. PORTER ASSOCIATES - LETTERHEAD]

                                  July 31, 1997

Mr. Anthony Rokovich
Merrill Lynch
World Financial Center - North Tower
New York, NY 10281

                    Re:  Agreement for Appraisal Services

Dear Mr. Rokovich:

Please allow this to serve as our proposal and agreement for appraisal services on the properties described below.

Property To Be Appraised

The real estate to be appraised is briefly described as:

59 West Shopping Center                       29 North Shopping Center
700 Academy Drive                             1550 South U.S. Highway 29
Bessemer, AL                                  Cantonment, FL

Clanton Marketplace                           Nine Mile Plaza Shopping Center
Highway 31 & Ollie Avenue                     312 East Nine Mile Road
Clanton, AL                                   Pensacola, FL

Betts Crossing Shopping Center                Parker Shopping Center
1441 Fox Run Parkway                          208 South Tyndal Parkway
Opelika, AL                                   Parker, FL

Opp Marketplace                               The "T" Shopping Center
507 E. Cummings Road                          17184 Front Beach Road
Opp, AL                                       Panama City Beach, FL

Greenbrier Station Shopping Center            Mandeville Marketplace
1408 Golden Springs Road                      619 N. Causeway Blvd.
Anniston, AL                                  Mandeville,

Russell Crossing Shopping Center
U.S. Highway 280 and Stadium Drive
Phenix City, AL


      123 N. College St., Ste. 100 o P.O. Box 28 o Auburn, Alabama 36830 o
                        (334)826-8682 o Fax (334)826-3827
 14 Office Park Circle, Suite 230 o Birmingham, Alabama 35223 o (205)871-3600 o
                                Fax (205)879-3762
418 Scott Street o Montgomery, Alabama 36104 o (334)262-8331 o Fax (334)262-8325

                  Real Estate Research, Appraisal & Counseling

Mr. Rokovich
July 31, 1997
page 2


Purpose Of The Appraisal

These appraisals will be made to determine the market value of the leased fee interest of the abject real estate. The term "market value" is as defined in the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

Function Of The Appraisal

It is understood that these appraisals have been requested to functions as an underwriting guide for mortgage loan purpose and for use in the securitization of the mortgage. Accordingly, these appraisals may be provided by Merrill Lynch to potential investors in a securitization or other sale of the Mortgage Loan(s).

Scope Of The Appraisal

The scope of this assignment shall include, but not be limited to:

1) Personal contact with the owner or his representative to arrange an on-site inspection.

2)   On-site inspection of the site and improvements.

3)   Review of public records pertaining to the subject.

4) Research into public records and interviews with Realtors(R), management agents, owners, developers, and other appraisers as deemed pertinent, to locate comparable data.

5) Analysis of comparable data and completion of the Cost, Market, and Income Approaches to value as may be deemed applicable.

Report and Delivery

The appraisals will be complete analyses communicated in self-contained narrative reports with all supporting information and exhibits included.

The appraisals will be made in conformance with the Standards of Professional Practice mad Code of Ethics of the Appraisal Institute. As such, the reports shall be subject to their review. The appraisals shall also conform to the Uniform Standards of Professional Appraisal Practice as set by the Appraisal Standards Board of the Appraisal Foundation.

The date of appraisals shall be made effective as of the dates of inspection. The reports will be addressed to Mr. Anthony-Rokovich, Merrill Lynch:
Additionally, the properties will be valued as of the estimated dates of completion of improvements and as of the estimated date of stabilized occupancy, as may be applicable.

Three ( 3 ) copies of the completed reports will be delivered within four weeks of receipt of your authorization to proceed and the required information noted below.

Fee

Our fee for this assignment shall be Forty Six Thousand Dollars ($46,000.00) due and payable on delivery of the completed reports. Any amount past due over sixty (60) days shall be subject to a late charge of 1-1/2% per month.


                                                       H. J. Porter & Associates

Mr. Rokovich
July 31, 1997
page 3


The fee charged is for the appraisal reports requested. Should revisions be requested due to a change in basic requirements by the client, an additional fee will be charged. Consultations and, if requested in advance, court testimony, stand by, depositions or pre-trial conferences will be charged at a per diem rate of One Thousand Dollars ($1,000.00). Should additional copies of the report be required, they will be made available on reasonable notice at a charge of One Hundred Dollars ($100.00) per copy.

Client Relationship

It is understood that Merrill Lynch is considered to be the Client of H. J. Porter & Associates. Accordingly, it shall be responsible for payment of all fees due hereunder. Unless authorized in writing, the personnel of H. J. Porter & Associates are not authorized to, nor will they divulge or discuss any of the findings or conclusions of the appraisal with anyone other than the client.

Information Required

In order to uncle take this assignment we will need the following items for each property to begin work. It is my understanding that the borrower, Newton, Oldacre, McDonald will provide this information.

o    Legal name and address of owner

o    Copy of all current leases on the subject property.

o Transaction data on any sales of the subject (or a portion thereof) during the past five (5) years.

o    Ad Valorem tax information.

o Insurance information including limits of coverage, carrier, annual premium, and agent.

o    Current year to date and prior three years income and expense history.

o    Survey and legal description of property to be appraised.

o    Plot plan.

o Results of any environmental site assessments or testing for hazardous materials.

Upon receipt of the information noted above and an executed copy of the agreement, we will begin work on this assignment. This proposal shall remain open for a period of one week from the above date. If not executed by that date the delivery time and fee quoted are subject to change.

Your choice of us for this assignment is appreciated.

                                        Yours very truly,


                                        /s/  David P. Mullins
                                        -----------------------------
                                        David P. Mullins, MAI
                                        H. J. Porter & Associates


The above terms and conditions are acceptable and you are authorized to proceed as of this _____ day of____, 1997. It is understood that the fee agreed upon is due and payable on delivery of the report and by executing this agreement agree to responsibility for this fee.

                                        Client:

                                        By:  /s/  Lawrence Miller
                                        ---------------------------------
                                        Its: Director


                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                       Winn-Dixie Montgomery, Inc.

Area:                         44,000 Sq. Ft.

Term:                         20 years

Renewal Options:              6 option for 5 years each at same rent and terms

Minimum Rental:               $338,800/year, or $7.70/sf

Percentage Rent:              1% over natural breakpoint

Expenses:                     Winn-Dixie will be responsible for building and
                              grounds maintenance, ad valorem taxes, and property insurance on their delineated area. This is a triple net lease wherein the tenant is responsible for a expenses associated with the operation of the property.

Repairs by Landlord:          None

Repairs by Tenant:            All

Parking: 6 spaces per 1,000 sf of leasable area with cross parking easements with the remainder of the shopping center.

Subletting:                   Tenant has right to use, vacate, assigned, sublet
                              in whole or part for retail food store or any other lawful use.

Subordination:                Yes

Non-Terminability:            This lease shall not terminate and the Tenant
                              shall not have any right to terminate this lease during the Term. Basic rent and all other sums payable by Tenant shall be paid without notice or demand, and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, or defence.

                              It is the intention of this lease that the obligations of the Tenant shall be separate and independent covenants and agreements, and that Basic Rent and all other sums payable by Tenant shall continue to be payable in all events, and that the obligations of Tenant shall continue unaffected.


                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                       Revco Drugs

Area:                         9,240 Sq. Ft.

Term:                         15 years

Renewal Options:              3 option for 5 years each

Minimum Rental:               $7.75/Sq. Ft.

Percentage Rent:              2% over natural breakpoint

Expense Contributions:

     C.A.M.                   Pro-rata share

     Tax                      Pro-rata share

     Insurance                Pro-rata share

     Structural Res.          None

     Management Fee           None

Utilities Paid By:            Tenant

Repairs by Landlord:          Roof, foundation, and structural portions of the
                              building including exterior walls

Repairs by Tenant:            All interior components and mechanical equipment
                              plus exterior doors and plate glass.

Parking:                      5 spaces per 1,000 sf of leasable area

Subletting:                   Yes, with Lessor's written permission

Subordination:                Yes


                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                       Premiere Video

Area:                         4,800 Sq. Ft.

Tern:                         5 years

Renewal Options:              2 option for 3 years each

Minimum Rental:               $9.50/Sq. Ft.

Percentage Rent:              None

Expense Contributions:

     C.A.M.                   Pro-rata share

     Tax                      Pro-rata share

     Insurance                Pro-rata share

Utilities Paid By:            Tenant

Repairs by Landlord:          Roof and exterior structural portions of the
                              building

Repairs by Tenant:            All interior components and mechanical equipment
                              plus exterior doors and plate glass. Tenant must maintain HVAC service contract.

Parking:                      None specified

Subletting:                   Yes, with Lessor's written permission

Subordination:                Yes


                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                       Concord Cleaners

Area:                         1,200 Sq. Ft.

Term:                         3 years

Renewal Options:              2 options for 3 years each

Minimum Rental:               $11.50/Sq. Ft.

Percentage Rent:              None

Expense Contributions:

     C.A.M.                   Pro-rata share plus 15% administrative cost

     Tax                      Pro-rata share

     Insurance                Pro-rata share

     Structural Res.          Tenant pays $.05/sf for structural reserves

Utilities Paid By:            Tenant

Repairs by Landlord:          Roof and exterior structural portions of the
                              building

Repairs by Tenant:            All interior components and mechanical equipment
                              plus exterior doors and plate glass. Tenant must maintain HVAC service contract.

Parking:                      None specified

Subletting:                   Yes, with Lessor's written permission

Subordination:                Yes


                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                       Head Start

Area:                         1,200 Sq. Ft.

Term:                         5 years

Renewal Options:              2 option for 5 years each

Minimum Rental:               $10.50/Sq. Ft.

Percentage Rent:              None

Expense Contributions:

     C.A.M.                   Pro-rata share

     Tax                      Pro-rata share

     Insurance                Pro-rata share

     Other                    $.05/Sq. Ft. structural reserves and 5% management

Utilities Paid By:            Tenant

Repairs by Landlord:          Roof and exterior structural portions of the
                              building including foundation and bearing walls

Repairs by Tenant:            All interior components and mechanical equipment
                              plus exterior doors and plate glass. Tenant must maintain HVAC service contract.

Parking:                      None specified

Subletting:                   Yes, with Lessor's written permission

Subordination:                Yes

Remarks:


                                                       H. J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                       Linda Strickland

Area:                         960 Sq. Ft.

Term:                         5 years

Renewal Options:              None

Minimum Rental:               $11.00/Sq. Ft.

Percentage Rent:              None

Expense Contributions:

     C.A.M.                   Pro-rata share plus 15% for administration

     Tax                      Pro-rata share

     Insurance                Pro-rata share

     Other                    None

Utilities Paid By:            Tenant

Repairs by Landlord:          Roof and exterior structural portions of the
                              building including foundation and bearing walls

Repairs by Tenant:            All interior components and mechanical equipment
                              plus exterior doors and plate glass. Tenant must maintain HVAC service contract.

Parking:                      None specified

Subletting:                   Yes, with Lessor's written permission

Subordination:                Yes

Remarks:


                                                       H. J. Porter & Associates

ASSUMPTIONS AND LIMITING CONDITIONS

1.   COPIES, PUBLICATION, DISTRIBUTION, USE OF REPORT:

     Possession of this report or any copy thereof does not carry with the right of publication, nor may it be used for other than its intended use. The report may not be used for any purpose by any person or corporation other than the client or the party to whom it is addressed or copied without the written consent of the appraiser, and then only in its entirety.

     Neither all nor any part of the contents of this report shall be conveyed to the public through advertising, public relations efforts, news, sales, or other media, without the written consent and approval of the appraiser, nor may any reference be made in such a public communication to the Appraisal Institute or the MAI designation.

2.   CONFIDENTIALITY:

     The appraiser may not divulge the material (evaluation) contents of the report, analytical findings or conclusions, or give a copy of the report to anyone other than the client or his designee as specified in writing except as may be required by the Appraisal Institute as they may request in confidence for ethics enforcement, or by a court of law or body with the power of subpoena.

     This appraisal is to be used only in its entirety and no part is to be used without the whole report. All conclusions and opinion concerning the analysis are set forth in the report and were prepared by the Appraiser whose signature appears on the appraisal report, unless indicated as "Review Appraiser." No change of any item in the report shall be made by anyone other than the Appraiser and/or officer of the firm. The Appraiser and firm shall have no responsibility if any such unauthorized change is made.

3.   INFORMATION USED:

     No responsibility is assumed for accuracy of information furnished by or from others, the client, his designee, or public records. We are not liable for such information or the work of possible subcontractors. The comparable data relied upon in this report has been confirmed with one or more parties familiar with the transaction or from affidavit; all are considered appropriate for inclusion to the best of our factual judgement and knowledge.


                                                 H. J. Porter & Associates, Inc.

4.   TESTIMONY, CONSULTATION, COMPLETION OF CONTRACT FOR APPRAISAL SERVICES:

     The contract for appraisal, consultation or analytical service, are fulfilled and the total fee payable upon completion of the report. The appraiser or those assisting in the preparation of the report will not be asked or required to give testimony in court or hearing because of having made the appraisal, in full or in part, nor engage in post appraisal consultation with client or third parties except under separate and special arrangement and at additional fee.

5.   EXHIBITS:

     The sketches and maps in this report are included to assist the reader in visualizing the property and are not necessarily to scale. Various photos, if any, are included for the same purpose and are not intended to represent the property in other than actual status, as of the date of the photos. Site plans are not surveys unless shown from separate surveyor.

6. LEGAL, ENGINEERING, FINANCIAL, STRUCTURAL, OR MECHANICALNATURE HIDDEN COMPONENTS, SOIL:

     No responsibility is assumed for matters legal in character or nature, nor matters of survey, nor of any architectural, structural, mechanical, or engineering nature. No opinion is rendered as to the title, which is presumed to be good and merchantable. The property is appraised as if free and clear, unless otherwise stated in particular parts of the report.

     The legal description is assumed to be correct as used in this report as furnished by the client, his designee, or as derived by the appraiser.

     The appraiser has inspected as far as possible, by observation, the land and the improvements thereon; however it was not possible to personally observe conditions beneath the soil or hidden structural, or other components. We have not critically inspected mechanical components within the improvements and no representations are made herein as to these matters unless specifically stated and considered in the report. The value estimate considers there being no such conditions that would cause a loss of value. The land or the soil of the area being appraised appears firm, however subsidence in the area is unknown. The appraiser does not warrant against this condition or occurrence of problems arising from soil conditions.

     The appraisal is based on there being no hidden, unapparent, or apparent conditions of the property site, subsoil, or responsibility is assumed for any such conditions or for any expertise or engineering to discover them. All mechanical components are


                                                 H. J. Porter & Associates, Inc.

     assumed to be in operable condition and status standard for properties of the subject type. Conditions of heating, cooling, ventilating, electrical and plumbing equipment is considered to be commensurate with the condition of the balance of the improvements unless otherwise stated. No judgement is made as to adequacy of insulation, type of insulation, or energy efficiency of the improvements or equipment.

7.   RELATING TO THE AMERICAN WITH DISABILITIES ACT:

     The Americans with Disabilities Act ("ADA") became effective January 26, 1992. The appraisers have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since there is no direct evidence relating to this issue, possible non-compliance with the requirements of ADA in estimating the value of the property has not been considered.

8.   LEGALITY OF USE:

     The appraisal is based on the premise that, there is full compliance with all applicable federal, state and local environmental regulations and laws unless otherwise stated in the report; further that all applicable zoning, building, and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further that all applicable zoning, building, and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further, it is assumed that all required licenses, consents, permits, or other legislative or administrative authority, local, state, federal and/or private entity or organization have been or can be obtained or renewed for any use considered in the value estimate.

9.   COMPONENT VALUES:

     The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and building must not be used in conjunction with any other appraisal and are invalid if so used.


                                                 H. J. Porter & Associates, Inc.

10.  AUXILIARY AND RELATED STUDIES:

     No environmental or impact studies, special market study or analysis, highest and best use analysis study or feasibility study has been requested or made unless otherwise specified in an agreement for services or in the report. The appraiser reserves the unlimited right to alter, amend, revise or rescind any of the statements, findings, opinions, values, estimates, or conclusions upon any subsequent study or analysis or previous study or analysis subsequently becoming known to him.

11.  DOLLAR VALUES, PURCHASING POWER:

     The market value estimated, and the costs used, are as of the date of the estimate of value. All dollar amounts are based on the purchasing power and price of the dollar as of the date of the value estimate.

12.  INCLUSIONS:

     Furnishings and equipment of business operations except as specifically indicated and typically considered as a part of real estate, have been disregarded with only the real estate being considered in the value estimate unless otherwise stated.

13.  PROPOSED IMPROVEMENTS, CONDITIONED VALUE:

     Improvements proposed, if any, on or off-site, as well as any repairs required are considered, for purpose of this appraisal to be completed in good and workmanlike manner according to information submitted and/or considered by the appraiser. In cases of proposed construction, the appraisal is subject to change upon inspection of property after construction is completed. This estimate of market value is as of the date shown, as proposed, as if completed and operating at levels shown and projected.

14.  VALUE CHANGE, DYNAMIC MARKET, INFLUENCES:

     The estimated market value is subject to change with market changes over time; value is highly related to exposure, time, promotional effort, terms motivation, and conditions surrounding the offering. The value estimate considers the productivity and relative attractiveness of the property physically and economically in the marketplace. The "Estimate of Market Value " in the appraisal report is not based in whole or in part upon the race, color or national origin of the present owners or occupants of the properties in the vicinity of the property appraised.

     In cases of appraisals involving the capitalization of income benefits, the estimate of market value is a reflection of such benefits and appraiser's interpretation of income and yields and other factors derived from general and specific market information.


                                                 H. J. Porter & Associates, Inc.

     Such estimates are as of the date of the estimate of value; they are thus subject to change if the market is naturally dynamic.

15.  MANAGEMENT OF THE PROPERTY:

     It is assumed that the property which is the subject of this report will be under prudent and competent ownership and management; neither inefficient nor super efficient.

16.  CONTINUING EDUCATION CURRENT:

     The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAIs and RMs who meet the minimum of this program are awarded periodic certification. I am currently certified under the Appraisal Institute Voluntary Continuing Education Program.

17.  FEE:

     The fee for this appraisal or study is for the service rendered and not for the time spent on the physical report.

18.  AUTHENTIC COPIES:

     The authentic copies of this report are signed in blue ink. Any copy that does not have an original signature is unauthorized and may have been altered.

19.  HAZARDOUS MATERIALS:

     Unless otherwise stated in this report, the appraiser signing this report has no knowledge concerning the presence or absence of urea-formaldehyde foam insulation or asbestos containing material in existing improvements; if such materials are present the value of the property may be adversely affected and reappraisal at additional cost necessary to estimate the effects of such material.

20. Unless otherwise noted within the attached report, there are no items of FF&E included in the reported value. Any equipment included with the property in the value are only those items that are considered as an integral part of the realty, even though technically they could be legally considered as personalty.

21.  NOTE:

     ACCEPTANCE OF, AND/OR USE OF, THIS APPRAISAL REPORT CONSTITUTES ACCEPTANCE OF THE ABOVE CONDITIONS.


                                                 H. J. Porter & Associates, Inc.

                           PROFESSIONAL QUALIFICATIONS
                                       OF
                              DAVID P. MULLINS, MAI


CURRENT STATUS

David P. Mullins is involved in the appraisal of and consulting with owners of income producing real estate. He is the Managing Appraiser and a General Partner of the Birmingham office of H.J. Porter & Associates with offices located at:

                          H. J. Porter & Assoc., Inc.
                            631 Stage Road/PO Box 28
                                Auburn, AL 36831
                                 (334) 826-8682

                       H.J. Porter & Assoc. of Birmingham
                        #14 Office Park Circle, Suite 230
                              Birmingham, AL 35223
                                 (205) 871-3600

                       H.J. Porter & Assoc. of Montgomery
                             235 South Court Street
                              Montgomery, AL 36104
                                 (334) 262-8331

PROFESSIONAL AFFILIATIONS

Mr. Mullins is a member of the Appraisal Institute and holds the MAI Designation (Certificate Number 11168). He is also a member of the International Right of Way Association (Alabama Chapter Number 24).

PROFESSIONAL EDUCATION STATUS

Mr. Mullins is currently certified in Alabama as a Certified General Real Property Appraiser (Certificate #G8). He has taken numerous courses and seminars offered by the Appraisal Institute, Society of Real Estate Appraisers, and International Right-of-Way Association.

HISTORICAL DATA

David P. Mullins is a graduate of Colorado State University with a Bachelors of Science Degree in Agriculture Economics.

From 1983 to 1989 he worked with USDA/Farmers Home Administration. The first two years he served as the Assistant County Supervisor in Centre, Alabama. He was responsible for the Rural Housing Program which included appraising single family residence. He also made farm real estate and operating loans which included farm and ranch appraisals. In 1985 he moved to Dublin, Virginia as County Supervisor. There he was responsible for the overall operation of the field office where he supervised four employees. He completed appraisals of single family housing loans and farm real estate loans. He also analyzed and developed farm management plans for client borrowers. From 1987 to 1989 Mr. Mullins worked in Richmond, Virginia as a Rural Housing Specialist. He provided support and training to fifty field offices to administer the Rural Housing Loan Program. He was the single family housing appraisal trainer, single family housing review appraiser and multi-family housing appraiser.

From 1989 to 1991 Mr. Mullins was with the mortgage banking firm of Camp & Company in Birmingham, Alabama. He served as the Head of the Appraisal and Loan Submission Department for income property loans. He was responsible for appraising investment grade


                                                       H. J. Porter & Associates

PROFESSIONAL QUALIFICATIONS OF DAVID P. MULLINS, MAI


income producing real estate that included shopping centers, office buildings, multi-family apartments, and distribution warehouses.

From 1991 to 1993 Mr. Mullins worked as an employee for the appraisal firm of H.J. Porter & Associates, Inc., managing their Birmingham office. In 1994 he became a general partner of the Birmingham office with the title of Managing Appraiser and the responsibility of managing two staff appraisers and one support staff employee.

Since being associated with H.J. Porter & Associates, a variety of appraisal assignments have been performed including the appraisal of neighborhood, community, and power shopping centers, motels, single and multi-tenant office buildings, multi-family apartments, assisted living facilities, convenience stores, office/warehouse, distribution warehouses, vacant commercial and agricultural land, and subdivision analysis. Other appraisal assignments performed for different government entities include appraisal of total and partial acquisitions for the Alabama Department of Transportation, the City of Birmingham, and the Birmingham Airport Authority.

In addition to government entities, important clients include:

AmSouth Bank                              First Commercial Bank
Arlington Properties                      First Georgia Bank
Bank of Tuscaloosa                        Great Northern Insured Annuity Corp.
Baptist Health Systems                    Healthsouth
Birmingham Baptist Medical Center         Jacksonville State University
Brookwood Medical Center                  NationsBank
CellularOne                               Norfolk Southern Corporation
Collateral Mortgage                       Regions Bank
Colonial Bank                             Salvation Army
Colonial Properties                       SouthTrust Bank
Columbus Bank & Trust Company             Southern Natural Gas
Commercial Bank & Trust Co.               St. Clair Federal
Compass Bank                              State Farm Life Insurance Company
Farmers National Bank                     Washington Mortgage Financial Group
First American Bank


                                                       H. J. Porter & Associates

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                                State of Alabama

                              [ALABAMA GREAT SEAL]

                             This is to certify that

                                DAVID P. MULLINS

               having given satisfactory evidence of the necessary
           qualifications required by the laws of the State of Alabama is licensed to transact business in Alabama as a

                    CERTIFIED GENERAL REAL PROPERTY APPRAISER

                 With all the rights, privileges and obligations
                              appurtenant thereto.

LICENSE NUMBER:   G00008                     [ILLEGIBLE]   Executive Director
EXPIRATION DATE:  Sept 30.1997              ALABAMA REAL ESTATE APPRAISERS BOARD

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